                           AMENDMENT TO LEASE

      THIS AMENDMENT TO LEASE (this "Amendment") is made and entered into as of the 30th day of June, 1997, by and between HARTFORD CITYPLACE L.L.C. ("Landlord") and CONNING & COMPANY and CONNING, INC., formerly known as CONNING CORPORATION (collectively, the "Tenant").

                            R E C I T A L S:
                            - - - - - - - -

      JMB/Urban CityPlace Limited Partnership (Landlord's predecessor in interest) and Tenant have previously entered into that certain Office Lease dated August 22, 1989 (the "Lease"), which demised the entire eighth (8th) and ninth (9th) floors containing approximately 32,966 square feet of rentable area (the "Current Space") in the Building known as CityPlace II, 185 Asylum Street, Hartford, Connecticut (all capitalized terms herein that are defined in the Lease shall have the same meaning herein as therein, unless the context otherwise requires). Landlord and Tenant desire to amend the Lease upon the terms and conditions hereinafter set forth.

      NOW THEREFORE, for and in consideration of the mutual premises as contained herein, the parties agree as follows:

      1.    LEASING OF NEW SPACE.  Landlord hereby leases to Tenant, and
            --------------------
Tenant hereby accepts and leases from Landlord, the entire seventh (7th) floor of the Building containing approximately 16,483 square feet of rentable area as shown on the diagram annexed hereto and made a part hereof as
Exhibit A (the "New Space") for a term to commence upon September 1, 1997
---------
(subject to the provisions of Paragraph 4 below, herein called the "New Space Commencement Date") and which shall end upon March 31, 2005, the Termination Date under the Lease. Tenant's use and occupancy of the New Space shall be governed by the terms, provisions and conditions of the Lease and, unless the context otherwise requires, the term "Premises" as used in the Lease, as amended by this Amendment, shall mean both the Current Space and the New Space, containing an aggregate of approximately 49,449 rentable square feet of space.

      2.    BASE RENT.  The Base Rent for the New Space shall be payable
            ---------
upon the due dates set forth in the Lease and shall be: Eighty-Four Thousand ($84,000) Dollars per annum, payable in equal monthly installments of $7,000, for the period commencing upon the thirtieth (30th) day following the New
Space Commencement Date to and including June 30, 1998; One Hundred Nineteen Thousand Eight Hundred Sixty Four ($119,864) Dollars per annum, payable in equal monthly installments of $9,988.67, for the period commencing upon July
1, 1998 to and including July 31, 2000; and One Hundred Fifty-Two Thousand
Eight Hundred Thirty ($152,830) Dollars per annum, payable in equal monthly installments of $12,735.84, for the period commencing upon August 1, 2000 to and including March 31, 2005. Base Rent payments for any partial month shall be prorated. The Base Rent for the Current Space shall remain unchanged and be governed by the terms of the Lease. As used in the Lease, the term "Base Rent" shall mean the Base Rent for both the Current Space and the New Space, unless the context requires a different interpretation.

      3.    ADDITIONAL RENT.  "Tenant's Prorata Share" as defined in
            ---------------
Section 4.2.2 of the Lease shall be Fifteen and Twenty-three one-hundredths (15.23%) percent commencing upon the thirtieth (30th) day following the New Space Commencement Date to and including June 30, 1998, and Sixteen and Seventy-seven one-hundredths (16.77%) percent commencing upon July 1, 1998 to and including the Termination Date of the Lease.

      4.    TENANT'S WORK.  Landlord shall cause certain tenant
            -------------
improvements to be installed in the Premises (herein called the "Tenant's
Work") in the manner provided in Exhibit B attached hereto.  In the event the
                                 ---------
Premises shall not be substantially completed on September 1, 1997 for any reason, this Lease shall nevertheless continue in force and effect, but Base Rent shall abate until the earlier to occur of (i) the date upon which the Premises are "substantially completed" (which for purposes of this Paragraph
4 means that the Tenant's Work is completed in such a manner so as not to materially interfere with Tenant's use and occupancy of the Premises, even though minor details of such work remain undone or incomplete, and a
                                                               ---
temporary certificate of occupancy is issued for the New Space by the City of Hartford); or (ii) October 1, 1997, as the case may be, and Landlord shall have no other liability whatsoever on account thereof provided, however, that
                                                      --------- --------
(x) there shall be no abatement of Base Rent if the Premises are not ready for occupancy because of a "Tenant Delay", as such term is defined in
Exhibit B; and (y) said October 1, 1997 date shall be extended for the actual
---------
number of days of delay to the substantial completion of the Premises if due to an act of God or a construction delay caused by Landlord or the contractor which is not a "Tenant Delay".

      5.    LANDLORD'S CONTRIBUTION.  Provided that Tenant shall not be
            -----------------------
in default under any material term, provision or condition of this Lease, Landlord agrees to contribute the amount of Five Hundred Ninety-Three Thousand Three Hundred Eighty-Eight ($593,388) Dollars toward the cost of performing the Tenant's work described on Exhibit B hereof, including architectural and engineering fees therefor ("Landlord's Contribution"). Landlord's Contribution shall be payable by Landlord to the contractors performing the Tenant's Work as construction progresses and in such manner as Landlord shall determine. Said Contribution shall be a single, non-recurring obligation of Landlord. In any event, Tenant shall be fully responsible to pay all costs and expenses associated with the performance and completion of Tenant's Work in excess of Landlord's Contribution, whether resulting from cost over-runs, delays or any other matter whatsoever. The rights to receive Landlord's Contribution are personal to the named Tenant and cannot be assigned or transferred in any manner to any other person or entity. If, after Tenant's Work is finally completed and fully paid for, Landlord's Contribution has not been fully disbursed as hereinabove contemplated, Tenant shall be entitled to a credit against the next ensuing monthly installments of Base Rent coming due under this Lease equal to such undisbursed amount.

      6.    EXPANSION RIGHTS.  (a) FIRST EXPANSION RIGHT.  As of April
            ----------------       ---------------------
1, 2000, and provided that Tenant shall not be in default under any material term, provision or condition of this Lease, Tenant shall have the right to lease approximately 8,250 square feet (+/- 10%) of rentable area on the six
(6th) floor of the Building (Landlord and Tenant to mutually determine the exact location and amount of space at the time of Tenant's exercise) (the "First Expansion Space") in an "as is" condition, on the same terms and provisions then in effect under this Lease, except that (i) the annual Base Rent shall be increased by an amount equal to Ten ($10) Dollars multiplied by the number of rentable square feet of space in the First Expansion Space;
(ii) Tenant's Pro Rata share will be proportionately increased taking into account the number of rentable square feet of area in the First Expansion Space; and (iii) Landlord shall build out the Expansion Space in the same manner and subject to the same terms and conditions as set forth on Exhibit B hereto, except that (1) the Landlord's Contribution shall be either (x) $35 multiplied by the number of rentable square feet of area in the First Expansion Space, if the First Expansion Space is "shell" space previously unimproved by or on behalf of any tenant or occupant, or (y) $10 multiplied by the number of rentable square feet of area in the First Expansion Space, if the First Expansion Space is space which was previously improved by or on behalf of a prior tenant or occupant; and (2) the latest date by which rent will commence for the First Expansion Space shall be April 1, 2000.

      Tenant shall exercise its right to lease the First Expansion Space upon the terms described above by delivering its written election to Landlord no later than nine (9) full calendar months preceding April 1, 2000. If Tenant exercises the right to lease the First Expansion Space, said lease shall continue for the duration of the Term of this Lease.

      (b)   SECOND EXPANSION RIGHT.  As of April 1, 2002, Tenant shall
            ----------------------
have the additional right to lease either (1) the balance of the sixth (6th) floor of the Building not then already leased to Tenant, in the event Tenant previously exercised its option under Sub-paragraph (a) immediately above, or
(2) approximately 8,250 square feet (+/- 10%) of rentable area on said six
(6th) floor, in the event Tenant did not previously exercise its option under said Sub-paragraph (a) (Landlord and Tenant to mutually determine the exact location and amount of space at the time of Tenant's exercise) (the "Second Expansion Space") in an "as is" condition, on the same terms and provisions then in effect under this Lease, except that (i) the annual Base Rent shall be increased to reflect the Expansion Prevailing Rental Rate; (ii) Tenant's Pro Rata share will be proportionately increased taking into account the number of rentable square feet of area in the Second Expansion Space; and (iii) Landlord shall perform no work nor make a contribution towards tenant's work, unless required by the application of the following provisions of this Paragraph. "Expansion Prevailing Rental Rate" means the average per square foot rental rate for all leases for comparable space and build out in the Building and for approximately the same number of months, executed by tenants during the six (6) months immediately prior to the date upon which such Expansion Prevailing Rental Rate is to become effective and payable, under the terms of this Lease, where the rates for such expansions were not set in such leases, subject to reasonable adjustments for comparable space on more or less desirable floors or areas of the Building. If no comparable space has been leased during such six (6) month period, the rental rates used for purposes of this provision shall be adjusted as follows: the Expansion Prevailing Rental Rate shall be the fair market rental rate per rentable square foot which landlords are then charging for a comparable lease term for comparable tenants leasing comparable space of comparable size and build out in comparable Class A office buildings in Hartford, Connecticut central business district. In all cases, such rates shall be determined without regard to any take-over incentives. In the event that such comparable leases include base years, stop levels, or other provisions respecting taxes or operating expenses, or include other economic provisions, such as but not limited to consumer price provisions, utility reimbursements, or fixed rent increases, the same shall be included in Tenant's leasing terms. In all other respects, the leasing shall be on a triple net basis.

      Tenant shall exercise its right to lease the Second Expansion Space upon the terms described above by delivering its written election to Landlord no earlier than twelve (12) full calendar months nor later than nine (9) full calendar months preceding April 1, 2002. If Tenant exercises the right to lease the Second Expansion Space, said lease shall continue for the duration of the Term of this Lease.

      If the parties are unable to agree on the Expansion Prevailing Rental Rate within one hundred twenty (120) days after Tenant shall have delivered its exercise notice, either party may request the Expansion Prevailing Rental Rate be determined by arbitration, under the Commercial Arbitration Rules of the American Arbitration Association then in effect. Such determination shall be final and binding upon the parties. In recognition that the Expansion Prevailing Rental Rate may not be determined until after the commencement of the lease for the Second Expansion Space, Tenant shall pay, as rent for the Expansion Space, until the Expansion Prevailing Rental Rate is determined, one hundred ten (110%) percent of the amount of Rent under the Lease then in effect for the 6th floor (if Tenant previously exercised its option under Sub-paragraph (a) immediately above) or for the 7th floor (in all other cases) on a per rentable square foot basis (including Base Rent, and all other charges). If the Expansion Prevailing Rental Rate is determined to be greater or lesser than such amount, Tenant shall pay Landlord, or Landlord shall credit Tenant, as the case may be, within thirty
(30) days after written request therefor, the difference between the amount required by such determination of the Expansion Prevailing Rental Rate, and the amount of Rent theretofore paid by Tenant for the Second Expansion Space.

      (c)   GENERAL EXPANSION PROVISIONS.  The foregoing two expansion
            ----------------------------
rights shall apply only with respect to the entire Expansion Space to which they apply, and may not be exercised with respect to only a portion thereof. If Tenant shall fail to exercise any such expansion right within the time period stated herein, such right shall be deemed to have lapsed and expired, and shall be of no further force or effect. Landlord may thereafter freely lease all or a portion of the applicable Expansion Space to any other party, at any time, on any terms, in Landlord's sole discretion.

      If Tenant shall exercise any expansion right granted herein, Landlord does not guarantee that the applicable Expansion Space shall be available on the commencement date of the lease thereof if the then existing occupants of such Expansion Space shall hold over or remain in occupancy for any other reason beyond Landlord's reasonable control. In such event, Rent with respect to the applicable Expansion Space shall be abated until Landlord delivers the same to Tenant, as Tenant's sole recourse. However, in the event such existing occupant remains in occupancy beyond sixty (60) days following said commencement date, Landlord agrees to use commercially reasonable efforts to make such space available, including the possible eviction of such occupant.

      After Tenant validly exercises an expansion right provided herein, the parties shall promptly execute an amendment to this Lease, adding the applicable Expansion Space, or shall execute a new lease for the applicable Expansion Space (cross defaulted with this Lease), or such other documentation as Landlord shall require, any of which shall be prepared by Landlord and be reasonably satisfactory to Tenant. The foregoing written agreements shall be confirmatory in nature, it being agreed however that the leasing of the applicable Expansion Space as of April 1, 2000 (with respect to the First Expansion Space) and April 1, 2002 (with respect to the Second Expansion Space) shall be fully effective, whether or not such confirmatory documentation is executed. Tenant further agrees that upon the addition of any Expansion Space, any security deposit held by Landlord shall be ratably increased to reflect the additional financial obligations of Tenant hereunder.

      If Tenant shall fail to exercise any option herein provided, said option shall terminate, and shall be null and void and of no further force or effect. Tenant's exercise of said option shall not operate to cure any default by Tenant of any of the terms or provisions in the Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such default. If the Lease or Tenant's right to possession of the Premises shall terminate, or be sublet or assigned in any manner whatsoever, other than a subletting or assignment (i) consented to by Landlord, or (ii) to an Affiliate of Tenant, before Tenant shall exercise the option herein provided, then immediately upon such termination, sublease or assignment, the option herein granted to expand the Premises shall simultaneously terminate and become null and void. Time is of the essence on the part of Tenant to exercise any expansion right herein contained. Any rights to expand under the Lease other than set forth in this Amendment are hereby deleted in their entirety.

      7.    RIGHT OF FIRST OFFER.  Article 55 of the Lease is hereby
            --------------------
modified by deleting references of the "seventh floor" therefrom and inserting the following in lieu thereof: "six (6th) floor." In the event that Tenant does not accept an offer under this Paragraph and no third party accepts an offer by Landlord to lease the space within a three month period following the date Tenant has declined, or is deemed to have declined, the offer, Landlord shall thereafter first re-offer the space to Tenant prior to offering it again to third parties if the offer by Landlord to such third parties would be on substantially different material terms than that originally proposed to Tenant.

      8.    INSURANCE REQUIREMENTS.  Prior to taking occupancy of the New
            ----------------------
Space, Tenant shall provide to Landlord evidence of insurance, as set forth in Article 11 of the Lease, with respect to the New Space.

      9.    PARKING.  From and after the Effective Date, Tenant shall be
            -------
entitled to an additional two (2) general non-exclusive indoor parking spaces at the Building on-site garage and an additional fifteen (15) general non-exclusive parking spaces at locations selected by Landlord in the existing municipal parking garage located on Church Street, Hartford, Connecticut and being adjacent to the existing Sheraton Hotel subject to and in accordance with Article 36 of the Lease.

      10.   BROKERS.  Tenant represents to Landlord that it has not dealt
            -------
with any broker or finder with respect to the transactions referred to in this Amendment other than RealCorp, LLC (Scott Macbeth, broker) and hereby indemnifies and agrees to defend and hold Landlord harmless from and against any claims made by any broker or finder, other than RealCorp for a commission or fee in connection with the transactions herein set forth. Landlord represents that it has not dealt with or engaged any brokers other RealCorp with respect to the transactions referred to in this Amendment.

      11.   NOTICES.  The address for notices to Landlord shall be modified
            -------
as follows:

Hartford CityPlace, L.L.C.            With copies to:
c/o Finard & Company                  Hartford CityPlace L.L.C.
CityPlace II                          c/o Oaktree Capital Management, L.L.C.
185 Asylum Street                     550 Hope Street
Hartford, Connecticut 06103           Los Angeles, CA 90071
                                      Attn:  Law Department

      12.   CHANGES IN ORIGINALLY NAMED TENANT.  Tenant represents and
            ----------------------------------
warrants to Landlord that: (a) Conning International, Inc. has been dissolved in accordance with Connecticut law; and (b) Conning Corporation has changed its corporate name to "Conning, Inc." Accordingly, Conning International, Inc. is deleted as a tenant under the Lease and references to "Conning Corporation" shall be changed to "Conning, Inc."

      13.   ASSIGNMENT, SUBLETTING, ETC.  Tenant has advised Landlord
            ---------------------------
that Conning Asset Management Company is an Affiliate of Tenant (as such term is defined in Section 16.8 of the Lease) and Landlord acknowledges its present and/or future occupancy of the Premises. No merger, consolidation, reorganization or sale of all of the stock in the named Tenant or the sale of all of the assets of the named Tenant shall be deemed a "Transfer" under
Section 16.7 of the Lease, provided and upon the conditions that: Tenant shall not be in default under any material term, condition or provision of this Lease; Tenant shall have given Landlord no less than thirty (30) days' prior written notice of the effective date of the event; and, prior to the effective date of such event, the surviving entity shall have (i) demonstrated to Landlord's satisfaction that it has and shall reasonably continue to maintain a net worth of no less than Ten Million ($10,000,000) Dollars, calculated in accordance with generally accepted accounting procedures, and (ii) executed, acknowledged and delivered to Landlord a written assumption agreement, satisfactory to Landlord, in which said entity agrees to timely be bound by and perform all of the terms, provisions and agreements of this Lease on the part of the tenant to be observed and performed hereunder as of and from the commencement date of this Lease.

      14.   MISCELLANEOUS.  The parties agree that a default in a
            -------------
"material" term, condition or provision under this Lease shall include the non-payment by Tenant of any rent or additional rent beyond the applicable notice and grace periods provided for same.

      15.   REAFFIRMATION.  Except as amended hereby, all of the terms and
            -------------
provisions of the Lease shall remain unchanged, the terms and provisions of which are hereby ratified and confirmed in all respects. Tenant represents and warrants to Landlord that (a) the Lease is in full force and effect and free from default, (b) Tenant's interest in the

Lease and the Current Space is free and clear of any liens, encumbrances or adverse interests of third parties, (c) Tenant has full and lawful power and authority to enter into this Amendment and to consummate the transactions herein described, and (d) Tenant has no, and hereby waives any, offsets, defenses or counterclaims against Landlord's enforcement of any of the terms or conditions of the Lease, including the payment of rent. Landlord represents and warrants to Tenant that (a) the Lease is in full force and effect and free from default, and (b) Landlord has full and lawful power and authority to enter into this Amendment and to consummate the transactions herein described.

      16.   CONCLUDING PROVISIONS.  This Amendment shall bind and inure
            ---------------------
to the benefit of the parties hereto and their respective successors and permitted assigns. This Amendment shall not be binding upon Landlord unless and until Landlord executes same and delivers a fully executed counterpart thereof to Tenant.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this
Amendment as of the date and year first above written.


HARTFORD CITYPLACE, L.L.C.            CONNING & COMPANY
By:  TCW Asset Management Company,
its agent and manager

                                      By: /s/ Bruce Brodie
                                          --------------------------------------
                                          Name: Bruce B. Brodie
By: /s/ Russel S. Bernard                 Its: S.V.P. & Chief Operating Officer
    -------------------------------       Authorized Signatory
      Russel S. Bernard, Authorized
      Signatory


                                      CONNING, INC., formerly known as
By: /s/ Wm. Gregory Geiger            CONNING CORPORATION
    -------------------------------
      W. Gregory Geiger,
      Authorized Signatory

                                      By: /s/ Bruce Brodie
                                          --------------------------------------
                                          Name:  Bruce B. Brodie
                                          Its: S.V.P. & Chief Operating Officer
                                          Authorized Signatory


The Company hereby undertakes to furnish schedules hereto to the Commission supplementally upon request.

                    ------------------------------------

                               OFFICE LEASE

                               CITYPLACE II

                           HARTFORD, CONNECTICUT

                 ------------------------------------------

                                Office Lease

                                   Index

        1.  TERM                                                       1
        2.  TENANT'S WORK                                              2
        3.  BASE RENT                                                  4
        4.  ADDITIONAL RENT                                            5
        5.  USE OF PREMISES                                            9
        6.  CONDITION OF PREMISES                                      9
        7.  SERVICES                                                   9
        8.  REPAIRS                                                   11
        9.  ADDITIONS AND ALTERATIONS                                 11
       10.  COVENANT AGAINST LIENS                                    12
       11.  INSURANCE                                                 13
       12.  FIRE OR CASUALTY                                          14
       13.  WAIVER OF CLAIMS-INDEMNIFICATION                          15
       14.  NONWAIVER                                                 16
       15.  CONDEMNATION                                              16
       16.  ASSIGNMENT AND SUBLETTING                                 17
       17.  SURRENDER OF POSSESSION                                   20
       18.  HOLDING OVER                                              21
       19.  ESTOPPEL CERTIFICATE                                      21
       20.  SUBORDINATION                                             21
       21.  CERTAIN RIGHTS RESERVED BY LANDLORD                       22
       22.  RULES AND REGULATIONS                                     24
       23.  LANDLORD'S REMEDIES                                       27
       24.  EXPENSES OF ENFORCEMENT                                   30
       25.  COVENANT OF QUIET ENJOYMENT                               30
       26.  FINANCIAL REPORTS                                         30
       27.  REAL ESTATE BROKER                                        30
       28.  RIGHTS CUMULATIVE                                         31
       29.  INTEREST                                                  31
       30.  TERMS                                                     31
       31.  BINDING EFFECT                                            31
       32.  LEASE CONTAINS ALL TERMS                                  31
       33.  DELIVERY FOR EXAMINATION                                  31
       34.  NO AIR RIGHTS                                             32
       35.  MODIFICATION OF LEASE                                     32
       36.  PARKING                                                   32
       37.  TRANSFER OF LANDLORD'S INTEREST                           32
       38.  LANDLORD'S TITLE                                          33
       39.  PROHIBITION AGAINST RECORDING                             33
       40.  CAPTIONS                                                  33
       41.  COVENANTS AND CONDITIONS                                  33
       42.  RELATIONSHIP OF PARTIES                                   33
       43.  APPLICATION OF PAYMENTS                                   33
       44.  TIME OF ESSENCE                                           34

       45.  GOVERNING LAW                                             34
       46.  PARTIAL INVALIDITY                                        34
       47.  NOTICES                                                   34
       48.  NO WARRANTY                                               35
       49.  LANDLORD EXCULPATION                                      35
       50.  OPTIONS TO EXTEND                                         35
       51.  OPTION TO EXPAND                                          37
       52.  CONSENTS                                                  39
       53.  INITIAL SECURITY DEPOSIT                                  39
       54.  OTHER PREMISES                                            40
       55.  RIGHT  OF FIRST OFFER                                     41
       56.  FORCE  MAJEURE                                            42

EXHIBITS
--------

EXHIBIT A - PLAN SHOWING LOCATION OF PREMISES

EXHIBIT B - OUTLINE OF LANDLORD'S AND TENANT'S WORK

EXHIBIT C - JANITORIAL SERVICES

      AGREEMENT OF LEASE made as of this 22nd day of August, 1989 (hereinafter referred to as the "Lease") between JMB/Urban CityPlace Limited Partnership, an Illinois limited partnership (hereinafter referred to as "Landlord") and CONNING & COMPANY, a Connecticut corporation whose present address is 101 Pearl Street, Hartford, Connecticut 06103, CONNING INTERNATIONAL, INC., a Connecticut corporation whose present address is 101 Pearl Street, Hartford, Connecticut, and CONNING CORPORATION, a Delaware corporation, whose present address is 101 Pearl Street, Hartford, Connecticut (hereinafter collectively referred to as "Tenant").

WITNESSETH:

      Landlord hereby leases to Tenant, and Tenant hereby accepts from Landlord, the premises (hereinafter referred to as the "Premises") being the entire eighth (8th) and ninth (9th) floors, containing 32,966 square feet of rentable area and designated on the plan attached hereto as Exhibit A, in the
                                                            ---------
office building containing 297,124 square feet of rentable area known as CityPlace II (hereinafter referred to as the "Building"), located at 185 Asylum Street, Hartford, Connecticut, subject to the covenants, terms, provisions and conditions of this Lease. The Premises specifically excludes any ceilings, floors or walls (with the exception of the inner surfaces thereof and with the further exception of any walls which are constructed solely to partition space within the Premises). Tenant shall have, as appurtenant to the Premises, rights to use in common, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice: (a) the common lobbies, corridors, stairways, elevators and loading platform of the Building, and the pipes, ducts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others, (b) common walkways and driveways necessary for access to the Building, and (c) if the Premises include less than the entire rentable floor area of any floor, the common toilets, corridors and elevator lobby of such floor. In the event Tenant shall validly exercise its expansion rights, as hereinafter provided, the term "Premises" for all purposes of this Lease (including, without limitation, Paragraph 3 hereof) shall include such additional space.

      In consideration thereof, Landlord and Tenant covenant and agree as follows (the covenants and agreements of Tenant are the joint and several covenants and agreements of each of the entities comprising Tenant):

1.    TERM.

      The term of this Lease (hereinafter referred to as the "Term") shall commence on the earlier to occur of (i) the date Tenant takes possession of the Premises, or part thereof, or (ii) the lst day of April, 1990 (hereinafter referred to as the "Commencement Date") and shall end on the 31st day of March, 2005 (hereinafter referred to as the "Initial Termination Date") , unless sooner terminated or extended as provided herein. Notwithstanding the foregoing from and after December 1, 1989 Tenant shall be given access to the Premises for purposes of commencing and performing Tenant's work, subject to all of the terms and provisions of this Lease, except the payment of Base Rent and the Expense Adjustment Amount. In the event that the Building shall not be "available to Tenant" as of December 1, 1989, the Commencement Date (and the Initial

Termination Date) shall be postponed one day for each day the Building is not "available to Tenant" until the Building becomes "available to Tenant", and Landlord shall have no other liability whatsoever on account thereof. The Building shall be "available to Tenant" upon the following occurring: (1) the Building in completed to such an extent that it is feasible for Tenant to commence and prosecute the Tenant's Work to completion with the expectation that, on or about April 1, 1990 (A) all Building systems required to service the Premises will be operational, (B) the parking garages referred to herein, including any garage elevators therein, will be available to Tenant; and (2) Tenant shall have access for itself, its employees and contractors for purposes of entering the Building and Premises to perform Tenant's Work and
(3) there will be made available at least one elevator (passenger or freight) to service the moving in of Tenant's furniture and equipment installers.

2.    TENANT'S WORK.

2.1 Tenant shall be fully responsible to perform all work required for Tenant's initial occupancy of the Premises. All such work shall be completed by Tenant at Tenant's expense and shall hereinafter be referred to as "Tenant's Work". Landlord shall have no obligation to perform any work at the Premises.

2.2   Tenant's Work shall be performed in conformance with Exhibit B.
                                                           ---------

2.3 Tenant agrees to submit to Landlord, as provided in Exhibit B, plans and specifications covering Tenant's Work in such detail as Landlord may require and agrees not to commence work on any of the aforesaid Tenant's Work, whether initially or at any time during the Term of this Lease, until Landlord has approved such plans and specifications in writing and until Tenant shall have supplied all the items set forth in Exhibit B as prerequisites to the commencement of Tenant's Work. Landlord agrees not to unreasonably withhold or delay its approval of said plans and specifications. Tenant shall commence construction of Tenant's Work within ten (10) days after Landlord's written approval of Tenant's Working Drawings, as defined in Exhibit B, or thereafter if otherwise directed by Landlord in writing, and diligently thereafter complete same. Tenant shall have no claim whatsoever for damages or otherwise against Landlord for any delay in the date on which the Premises shall be ready for commencement of Tenant's Work. The Term of this Lease shall not, however, in any event extend beyond the Initial Termination Date above stated in Paragraph 1 hereof.

2.4 In the event Tenant shall have failed to complete Tenant's Work and to have occupied the Premises on or before the Commencement Date, as hereinabove defined, then Tenant's rental shall nevertheless commence on the Commencement Date, as determined pursuant to Article 1 hereinabove.

2.5 Tenant shall have the right to select its own general contractor to perform Tenant's Work, subject to the prior approval of Landlord, not to be unreasonably withheld or delayed. During any period of construction, Tenant agrees to conduct its labor relations and its relations with its employees in such a manner as to avoid all strikes, picketing and boycotts of, on or about the Premises or the Building. Tenant further agrees that if, during the period of construction of the Premises, any of its employees strike, or if picket lines or boycotts or other visible activities objectionable to Landlord are established or conducted or carried out against Tenant or its employees, or any of them, on or about the Premises or the Building, Tenant shall immediately remove or cause to be removed all employees from the Building involved in such activities until the dispute giving rise to such strike, picket line, boycott or objectionable activity has been settled to Landlord's satisfaction. For purposes of this paragraph the employees of Tenant's contractors, subcontractors, materialmen and suppliers shall be deemed to be Tenant's employees.

2.6 If there is some defect in the items supplied by or on behalf of Tenant as set forth in Exhibit B prior to the commencement of Tenant's Work or if Tenant is not performing Tenant's Work consistent with Tenant's Drawings as approved by Landlord and Tenant fails to cure such defect or defects in the items to be supplied or in the performance of Tenant's Work within 48 hours of notice thereof (or, except in the event of an emergency, as soon thereafter as reasonably practical) from Landlord, Landlord shall have the right, in addition to all other remedies of Landlord and without affecting the Commencement Date or in any manner affecting the validity or continued effectiveness of this Lease, to enter the Premises and physically prevent the continuation of the performance of Tenant's Work until such time as Landlord in its sole judgment has determined that the performance contemplated herein by Tenant will proceed under the terms hereof.

2.7 Upon demand, Tenant and Landlord shall each execute and promptly deliver to the other a written certificate confirming the Commencement Date of this Lease.

2.8 Provided Tenant shall not be in default under any of the terms, provisions or conditions of this Lease, Landlord agrees to contribute an amount towards the actual cost of the performance of Tenant's Work not in any event to exceed the sum of One Million Eight Hundred Seventy-Nine Thousand Sixty-Two ($1,879,062.00) Dollars ("Landlord's Contribution"), which Landlord's Contribution shall be delivered to Tenant, but be made payable to the order of Tenant's contractor, as construction progresses upon the payment dates set forth in the construction contracts providing for Tenant's Work (collectively, the "Contracts"); provided, however, in no event earlier than the date that Tenant delivers to Landlord lien waivers (in recordable form and satisfactory to Landlord) for all portions of the Tenant's Work then supplied, delivered and performed and a certificate signed by Tenant's architect certifying (i) that all Tenant's Work to be performed under the Contracts to the date of such certificate has been performed; (ii) the amount of the installment payment then due to each of Tenant's contractors, subcontractors, materialmen and suppliers (collectively, the "Contractors") under the Contracts and authorizing payment of such amounts to the Contractors; and (iii) the amounts remaining to be paid under the Contracts as of the date of such certificate for Tenant's Work yet to be performed. Tenant shall be solely responsible for, and shall pay when due, all amounts in connection with Tenant's Work in excess of the amount of Landlord's Contribution, as aforesaid. The obligation of Landlord to contribute the Landlord's Contribution shall be a single, non-recurring obligation. The right of the named Tenant hereunder to receive the Landlord's Contribution is personal to it and shall not be transferred, assigned or pledged by it to any person or entity.

2.9 Prior to commencing any Tenant's Work at the Premises, and as a precondition thereto, Tenant shall submit to Landlord for Landlord's approval (not to be unreasonably withheld or delayed) Tenant's good faith estimate of the costs and expenses to be incurred by Tenant to fully perform and complete all of Tenant's Work. Upon Landlord's approval of said cost estimates, as aforesaid, Tenant shall deposit with Landlord, in good funds, a sum (the "Deposit") equal to the total dollar value of the approved cost estimates, less the amount of Landlord's Contribution, as defined in Section 2.8 above. Upon depletion of Landlord's Contribution, portions of said Deposit shall be delivered to Tenant, and made payable to the order of Tenant's contractor, as construction progresses, in accordance with the same procedure set forth in
Section 2.8 above with respect to Landlord's Contribution. In the event that at any time Landlord has reason to believe that the full cost of performing and completing Tenant's Work shall exceed the aggregate of Landlord's Contribution plus said Deposit, Tenant shall, upon demand, deposit with Landlord such additional sums as Landlord shall reasonably require as security for the full performance and completion of Tenant's Work, to be held and applied in accordance with the terms and provisions hereof. Notwithstanding the foregoing, provided that Tenant shall deliver to Landlord complete recordable mechanic lien waivers (which shall also waive all rights to pre-judgment and attachment remedies) in form satisfactory to Landlord duly executed by all Contractors performing and/or supplying Tenant's Work in which said Contractors, inter alia, waive all rights to place any liens
                        ----------
against the Land and Building for any aspect of Tenant's Work, the amount of the Deposit shall be reduced in half and Landlord shall not fund Tenant's Work with portions of said Deposit until such time as the cost of completing Tenant's Work is equal to or less than the amount of the Deposit.

2.10 Provided Tenant shall not be in default under any of the terms, provisions or conditions of this Lease, and as a special inducement to the named Tenant to enter into and consummate this lease transaction, Landlord agrees to pay to the named Tenant the sum of Six Hundred Twenty Five Thousand ($625,000) Dollars in cash in installments as follows: Three Hundred Thousand ($300,000) Dollars upon the date which is no later than thirty (30) days following the date that both Landlord and the named Tenant have executed and delivered to the other a fully signed original of this Lease; and Three Hundred Twenty Five Thousand ($325,000) Dollars on the thirtieth (30th) day following the date the named Tenant shall take possession of the Premises. The right of the named Tenant hereunder to receive such special inducement is personal to it and shall not be transferred, assigned, or pledged by it to any person or entity.

3.    BASE RENT.

3.1 Tenant shall pay, without notice or demand, to Landlord or Landlord's agent at the Office of the Building, CityPlace, 185 Asylum Street, Hartford, Connecticut, or at such other place as Landlord may from time to time designate in writing, in coin or currency which, at the time or payment, is legal tender for public or private debts in the United States of America, annual Base Rent with respect to the Premises being initially demised to Tenant under this Lease as of the Commencement Date (excluding, in any event, any Rent for Expansion Space) as follows: Three Hundred Seventy Thousand Eight Hundred Sixty-Seven and 50/100 ($370,867.50) Dollars per annum for the period commencing upon the Commencement Date to and including the day preceding the Third (3rd) anniversary of the Commencement Date; Seven Hundred Forty-One Thousand Seven Hundred Thirty-Five ($741,735.00) Dollars per annum for the period commencing upon the Third (3rd) anniversary of the Commencement Date to and including the day preceding the Fifth (5th) anniversary of the Commencement Date; Nine Hundred Twenty-Three Thousand Forty-Eight ($923,048) Dollars per annum for the period commencing upon the Fifth (5th) anniversary of the Commencement Date to and including the day preceding the Tenth (10th) anniversary of the Commencement Date, and One Million Seventy-One Thousand Three Hundred Ninety-Five ($1,071,395) Dollars per annum for the period commencing upon the Tenth
(10th) anniversary of the Commencement Date to and including the Initial Termination Date.

All of said Base Rent shall be payable in equal monthly installments, in advance, on or before the first day of each and every month during the Term, without any set off or deduction whatsoever. If the Term commences other than on the first day of a month or ends other than on the last day of the month, the Rent for such shall be prorated. The prorated Rent for the portion of the month in which the Term commences shall be paid on the first day of the first full month of the Term.

3.2 Provided Tenant shall not be in material default under any of the terms, provisions or conditions of this Lease, Landlord agrees that the named Tenant shall receive a credit against Base Rent payable under this Lease from and after the Tenth (10th) anniversary of the Commencement Date in the amount of Three Hundred Seventy Five Thousand ($375,000) Dollars. The right of the named Tenant hereunder to receive such rental credit is personal to it and shall not be transferred, assigned or pledged by it to any person or entity. The parties agree that a "material default under any of the terms, provisions or conditions of this Lease" shall include any of the following: a monetary default hereunder; failure of Tenant to comply with any of the insurance provisions of this Lease; the occurrence of any Transfer in violation of the provisions of Article 16 hereof; failure of Tenant to deliver or renew any letter of credit required under the terms of this Lease; the creation of a hazardous condition at the Premises which is not immediately remedied; or any other default by Tenant which either threatens damage to the Building, the Premises or its systems, threatens forfeiture of Landlord's estate in the Building or part thereof or threatens a default under any mortgage or ground lease affecting the Building.

4.    ADDITIONAL RENT.

4.1 In addition to paying the Base Rent specified in Section 3 hereof, Tenant shall pay as "Additional Rent" the amounts determined as hereinafter set forth. The Base Rent and the Additional Rent are sometimes herein collectively referred to as the "Rent". All amounts due under this paragraph as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent; provided, however, that if Base Rent only is abated by Landlord, no such abatement shall apply to Tenant's obligation to pay Additional Rent. Without limitation on other obligations of Tenant which shall survive the expiration of the Term, the obligations of the Tenant to pay the Additional Rent provided for in this Paragraph 4 shall survive the expiration of the Term. For any partial Calendar Year, Tenant shall be obligated to pay only a pro rata share of the Additional Rent, based on the number of days of the Term falling within such Calendar Year.

4.2   As used in this Paragraph 4, the terms:

4.2.1 "Calendar Year" shall mean each calendar year in which any part of the Term falls, through and including the year in which the Term expires.

4.2.2 "Tenant's Pro Rata Share" shall mean Eleven and One-tenths (11.10%) percent, subject to increase in the event Tenant exercises any expansion rights hereafter set forth.

4.2.3 "Taxes" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of any kind and nature, whether general, special, ordinary or extraordinary (including without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Building) which Landlord shall be required to pay during any calendar year (without regard to any different fiscal year used by such government or municipal authority) because of or in connection with the ownership, leasing and operation of the Building and the land associated therewith (the "Land"). Notwithstanding the foregoing, there shall be excluded from Taxes all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Building). If the method of taxation of real estate prevailing at the time of execution hereof shall be, or has been altered, so as to cause the whole or any part of the taxes now, hereafter or heretofore levied, assessed or imposed on real estate to be levied, assessed or imposed on Landlord, wholly or partially, as a capital levy or otherwise, or on or measured by the rents received therefrom, then such new or altered taxes attributable to the Property shall be included within the term "Taxes", except that the same shall not include any enhancement of said tax attributable to other income of Landlord. Any expenses incurred by Landlord in attempting to protest, reduce or minimize Taxes shall be included in Taxes in the calendar year such expenses are paid. Tax refunds shall be deducted from Taxes in the year they are received by Landlord. If Taxes for any period during the Term or any extension thereof shall be increased after payment thereof by Landlord for any reason, including without limitation error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Pro Rata Share of such increased Taxes. Tenant acknowledges that the exclusive right to contest or appeal any Taxes shall be Landlord's, in Landlord's sole discretion, and Tenant hereby waives any and all rights now or hereafter conferred upon it by law to independently contest or appeal any Taxes. In the event that Landlord shall receive a refund of Taxes covering any period for which Tenant shall have paid its Pro Rata share of such Taxes, Landlord shall pay to Tenant, or give Tenant a credit against the next due installments of Basic Rent hereunder, an amount equal to Tenant's Pro Rata Share of the net refund of such Taxes (after deducting the reasonable expenses of Landlord in obtaining such refund).

4.2.4 "Operating Expenses" shall mean all reasonable and necessary expenses, costs and amounts (including Taxes) of every kind and nature which Landlord shall pay during any Calendar Year because of or in connection with the ownership, management, repair, replacement, restoration and operation of the Building, incurred to maintain the Building in a first-class condition, including without limitation, any amounts paid for: (a) utilities for the Building, including but not limited to electricity, power, gas, steam, oil or other fuel, water, sewer, lighting, heating, air conditioning and ventilating, (b) permits, licenses and certificates necessary to operate, manage and lease the Building, (c) insurance, not limited to the amount of coverage Landlord is required to provide under this Lease, (d) supplies, tools, equipment and materials used in the operation, repair and maintenance of the Building, (e) accounting and professional services (including inspection and consultation), (f) any equipment rental agreements or management agreements (including the cost of any customary management fee and the fair rental value of any office space provided thereunder), (g) wages, salaries, and other compensation and benefits of all persons directly engaged in the operation, maintenance or security of the Building (but not employees above the grade of building manager) and employers Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits, (h) payments under any easement, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building, and (i) operation, repair, maintenance and replacement of all Systems and Equipment (defined in subparagraph 4.2.7) and components thereof, janitorial service, alarm and security service, window cleaning, trash removal, cleaning of walks, parking facilities and building walls, removal of ice and snow, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and renovation of elevators, maintenance and replacement of trees and other landscaped items, drainage facilities, curbs, and walkways, separate operations, repair to roofs and re-roofing. Notwithstanding the foregoing, Operating Expenses shall not, however, include:

            (i) depreciation, interest and amortization on mortgages, and other debt costs or ground lease payments, if any; legal fees incurred in negotiating and enforcing tenant leases; real estate brokers' leasing commissions; improvements or alterations to tenant spaces; the cost of providing any service directly to and paid directly by, any tenant; financing or refinancing costs; any costs expressly excluded from Operating Expenses elsewhere in the Lease; costs of any items to the extent Landlord receives reimbursement from insurance proceeds (such proceeds to be deducted from Operating Expenses in the year in which received (or rebated to Tenant if the Lease term shall have expired), except that any deductible amount under any insurance policy shall be included within Operating Expenses) or from a third party (other than Expense Adjustment Amount payments from tenants of the Building); and

            (ii) costs of capital improvements, except those: (a) intended to and which reduce Operating Expenses, or minimize any increase therein, or to comply with any governmental requirements, or (b) for replacements (as opposed to additions or new improvements) of items located in the common areas of the Building required to keep such areas in good condition; provided for purposes of this Lease, all such permitted capital expenditures shall be amortized in accordance with generally accepted accounting procedures (even if Landlord pays the entire cost when work is performed) over their useful lives at an annual rate of interest which in 200 basis points above the "prime" or "base" rate of interest from time to time charged by The First National Bank of Chicago.

4.2.5 "Systems and Equipment" shall mean any plant, machinery, transformers, duct work, cable wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life/safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve in whole or in part the Building.

4.3 Tenant shall pay to Landlord or Landlord's agent as Rent, in addition to the Base Rent required by Paragraph 3 hereof, an amount ("Expense Adjustment Amount") equal to Tenant's Pro Rata Share of the Operating Expenses (subject to adjustment pursuant to Subparagraph 4.4 hereof) incurred with respect to each Calendar Year. The Expense Adjustment Amount with respect to each Calendar Year shall be paid in monthly installments, in an amount estimated from time to time by Landlord and communicated by written notice to Tenant. Landlord shall cause to be kept books and records showing Operating Expenses in accordance with an appropriate system of accounts and accounting practices, consistently maintained. Following the close of each Calendar Year, Landlord shall cause the amount of the Expense Adjustment Amount for such Calendar Year to be computed based on Operating Expenses for such Calendar Year and Landlord shall deliver to Tenant a statement of such amount and Tenant shall pay any deficiency to Landlord as shown by such statement within thirty (30) days after receipt of such statement. If the total of the estimated monthly installments paid by Tenant during any Calendar Year exceed the actual Expense Adjustment Amount due from Tenant for such Calendar Year, at Landlord's option such excess shall either be credited against payments next due hereunder or refunded by Landlord, provided Tenant is not then in default hereunder. Delay in computation or billing of the Expense Adjustment Amount shall not be deemed a default hereunder or a waiver of Landlord's right to collect the Expense Adjustment Amount.

      Notwithstanding the foregoing, for and during the period commencing upon the Commencement Date and ending upon the date which is the day preceding the Third (3rd) Anniversary of the Commencement Date, Tenant shall pay one-half of the Expense Adjustment Amount it would have otherwise paid pursuant to the foregoing provisions of this Section 4.3.

4.4 If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed for the purposes of this Paragraph to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant.

4.5 Tenant shall have the right, at its sole cost and expense and upon no less than thirty (30) days' prior written notice, to examine Landlord's books and records to the extent they solely relate to the computation of Operating Expenses by Landlord in order to verify same. Such inspection shall take place at Landlord's office or such other reasonable place as Landlord shall designate, during reasonable business hours. In the event that it is conclusively determined that Landlord had overstated the Operating Expenses for any given period, Tenant's sole remedy shall be to obtain a credit or refund for any such Expenses paid by Tenant which were not proper and Landlord shall pay the reasonable cost of Tenant's audit.

5.    USE OF PREMISES.

      Tenant shall use and occupy the Premises solely as and for general and executive offices only and for no other purpose. Tenant may utilize an incidental portion of the Premises for retail stock brokerage services provided the Certificate of Occupancy for the Building and Premises is not violated thereby and such use does not create a flow of pedestrian traffic within the Building greater than that created by ordinary office use, as determined by Landlord.

6.    CONDITION OF PREMISES.

      Tenant's taking possession of the Premises or any portion thereof shall be conclusive evidence that the Premises or any such portion was in good order and satisfactory condition when the Tenant took possession, except for any punchlist items as defined in Exhibit B. Tenant shall be responsible for any items of damage to the Premises caused by Tenant or its agents, employees, independent contractors or suppliers. No promise of the Landlord to alter, remodel or improve the Premises or the Building and no representation by Landlord or its agents respecting the condition of the Premises or the Building have been made to Tenant or relied upon by Tenant other than as may be contained in this Lease or in any written amendment hereto signed by Landlord and Tenant.

7.    SERVICES.

7.1 Landlord shall provide the following services on all days during the Term, except Sundays and holidays observed by the New York Stock Exchange, unless otherwise stated:

7.1.1 Subject to all governmental rules, regulations and guidelines applicable thereto, heating and air conditioning when necessary for normal comfort in the Premises, from Monday through Friday, during the period from 8 a.m. to 6 p.m. and on Saturday during the period from 8 a.m. to 1 p.m. Tenant will pay for all heating and air conditioning requested and furnished prior to or following such hours or required due to special heat-producing equipment installed by Tenant at rates to be reasonably established generally for all tenants at the Building from time to time by Landlord. Requests for any additional services shall be in writing and delivered to Landlord no later than 2:00 P.M. the previous day.

7.1.2 Adequate electrical wiring and facilities to the base building core electrical closets for connection to Tenant's lighting fixtures and incidental uses, provided that (a) the connected electrical load of the incidental use equipment does not exceed an average of one (1) watt per usable square foot of the Premises, (b) the electricity so furnished for incidental uses will be at a nominal one hundred twenty (120) volts and no electrical circuit for the supply of such incidental use will have a current capacity exceeding twenty (20) amperes; (c) the connected electrical load of Tenant's lighting fixtures does not exceed an average of three (3) watts per usable square foot of the Premises, and (d) the electricity so furnished for Tenant's lighting will be at a nominal one hundred twenty (120) volts. If Tenant's requirements for electricity are in excess of those set forth in the preceding sentence hereof, Landlord reserves the right to require Tenant to install the conduit, wiring and other equipment necessary to supply electricity for such excess use requirements at the Tenant's expense, or to install same itself and bill Tenant for the costs thereof. Tenant shall bear the cost of replacement of lamps, starters and ballasts for lighting fixtures within the Premises.

7.1.3 City water (including heated water) from the regular Building outlets for drinking, lavatory and toilet purposes.

7.1.4 Janitorial services Monday through Friday in and about the Premises and window washing services both as set forth on Exhibit C attached hereto and
                                             ---------
made a part hereof.

7.1.5 Non-exclusive automatic passenger elevator service at all times.

7.1.6 Non-exclusive freight elevator services subject to scheduling by Landlord. Tenant shall have the right to use such freight elevator services prior to the Commencement Date in connection with its access pursuant to
Article 1 hereof and, in connection therewith, shall pay the building standard fee for such usage as determined by Landlord.

7.2 Tenant agrees that Landlord shall not be liable for damages (by abatement of Rent or otherwise) for interruption in or failure to furnish or delay in furnishing any service, or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such interruption, failure, delay or diminution shall never be deemed to constitute an eviction or disturbance of the Tenant's use and possession of the Premises or relieve the Tenant from paying Rent or performing any of its obligations under this Lease. If an interruption of services occurs which is within Landlord's control, and if such interruption continues for thirty (30) continuous days, then until Landlord has caused such service to be resumed or such interruption is no longer within Landlord's control, whichever is earlier,

Basic Rent and Additional Rent shall abate to the extent the Premises are rendered untenantable for Tenant's uses hereunder.

7.3 Charges for any service for which Tenant is required to pay from time to time hereunder including but not limited to hoisting services or after hours heating or air conditioning shall be due and payable at the same time as the installment of Rent with which they are billed, or if billed separately, shall be due and payable within ten (10) days after such billing. If Tenant shall fail to make payment for any such services, Landlord may, with notice to Tenant, discontinue any or all of such services and such discontinuance shall not be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its other obligations under this Lease.

7.4 Tenant shall pay for the use of all electrical service to the Premises (other than the electrical service necessary for Landlord to fulfill its obligation to provide heating and air conditioning as provided in Subparagraph 7.1.1 hereof) provided that Landlord can make satisfactory arrangements with the utility company supplying electricity to the Premises for separate metering and billing. Tenant shall be billed directly by such utility company and Tenant agrees to pay each bill promptly in accordance with its terms. In the event that for any reason Tenant cannot be billed directly, Landlord shall forward each bill received by it with respect to the Premises to Tenant and Tenant shall pay it promptly in accordance with its terms.

      If the Premises cannot be separately metered for any reason, Tenant shall pay Landlord as Additional Rent, in monthly installments at the time prescribed for monthly installments of Rent, an annual amount, as estimated by Landlord from time to time, which Tenant would pay for such electricity if the same were separately metered to the Premises by the local utility company and billed to Tenant at such utility company's then current rates.

8.    REPAIRS.

      Tenant will, at Tenant's own expense, keep the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Term, except for repairs the necessity of which shall have been occasioned by the acts or negligence of Landlord, its agents, employees or contractors or of any other tenant at the Building in occupancy of their space, and Tenant shall promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances, under the supervision and subject to the approval of the Landlord, not to be unreasonably withheld or delayed, and within any reasonable period of time specified by the Landlord. If the Tenant does not do so, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times and, except for emergency, upon reasonable advance notice (which may be telephonic), to make such repairs, alterations, improvements and additions to the Premises or to the Building or to any equipment located in the Building as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree.

9.    ADDITIONS OR ALTERATIONS.

9.1 Tenant shall not, without the prior written consent of Landlord, make any alterations, improvements or additions to the Premises. Landlord's refusal to give said consent shall be conclusive. Landlord's consent shall not be unreasonably withheld or delayed for any alterations, improvements or additions to the Premises which are neither structural in nature nor affect the Building's building systems. If Landlord consents to said alterations, improvements or additions, it may impose such conditions with respect thereto as Landlord deems appropriate, including, without limitation, requiring Tenant to furnish Landlord with security for the payment of all costs to be incurred in connection with such work, a lien waiver from Tenant's general contractor, insurance against liabilities which may arise out of such work and plans, specifications and permits necessary for such work. The work necessary to make any alterations, improvements or additions to the Premises, whether prior to or subsequent to the Commencement Date, shall be done at Tenant's expense by employees of or contractors hired by Landlord except to the extent Landlord gives its prior written consent to Tenant's hiring contractors; such consent not to be unreasonably withheld or delayed with respect to all contractors other than those which may be performing structural work or other work at the Building affecting its building systems. Tenant shall promptly pay to Landlord or Tenant's contractors, as the case may be, when due, the cost of all such work and of all repairs to the Building required by reason thereof. Tenant shall also pay to Landlord a percentage of the cost of such work (such percentage to be established on a uniform basis for the Building) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work; the foregoing provisions of this sentence shall not apply to the initial Tenant's Work to be performed as of the Commencement Date of this Lease. Upon completion of such work Tenant shall deliver to Landlord, if payment is made directly to contractors, evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials. Tenant shall defend and hold Landlord harmless from all costs, damages, liens and expenses related to such work. All work done by Tenant or its contractors pursuant to Paragraphs 8 or 9 shall be done in a first-class workmanlike manner using only good grades of materials and shall comply with all insurance requirements and all applicable laws and ordinances and rules and regulations of governmental departments or agencies.

9.2 Unless otherwise agreed in writing by Landlord, all alterations, improvements or additions to the Premises, whether temporary or permanent in character, made or paid for by Landlord or Tenant, shall without compensation to Tenant become Landlord's property at the termination of this lease by lapse of time or otherwise and shall, unless Landlord requests their removal (in which case Tenant shall remove the same as provided in Paragraph 17), be relinquished to Landlord in good condition, ordinary wear excepted.

10.   COVENANT AGAINST LIENS.

      Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon Landlord's title or interest in the land, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interests only. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Land, Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be immediately released and removed of record. In the event that such lien is not immediately released and removed, Landlord, at its sole option, may take all action necessary to release and remove such lien (without any duty to investigate the validity thereof) and Tenant shall promptly upon notice reimburse Landlord for all sums, costs and expenses (including reasonable attorney's fees) incurred by Landlord in connection with such lien.

11.   INSURANCE.

11.1 Landlord and Tenant each hereby waive any and every claim for recovery from the other for any and all loss of or damage to the Building or Premises or to the contents thereof, which loss or damage is covered by valid and collectible physical damage insurance policies, to the extent that such loss or damage is recoverable under said insurance policies. Inasmuch as this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give to each insurance company which has issued, or in the future may issue, to it policies of physical damage insurance, written notice of the terms of this mutual waiver, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waiver.

11.2 Tenant shall purchase and maintain insurance during the entire Term for the benefit of Tenant and Landlord (as their interests may appear) with terms, coverage and in companies satisfactory to Landlord, and with such increases in limits as Landlord may from time to time reasonably request, but initially Tenant shall maintain the following coverages in the following amounts:

11.2.1 Comprehensive General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operation, assumed liabilities or use of the Premises, for limits of liability not less than:

      Personal Injury and             $3,000,000 each occurrence
      Property Damage Liability       $3,000,000 annual aggregate

11.2.2 Comprehensive Automobile Insurance covering all owned, non-owned and hired automobiles of Tenant including the loading and unloading of any automobile with limits of liability not less than:

      Bodily Injury and                   $3,000,000 each person
      Property Damage Liability           $3,000,000 each accident

11.2.3 Physical Damage Insurance covering all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance.

11.3 Tenant shall, prior to the commencement of the Term, and thereafter not later than thirty (30) days prior to the expiration date of any insurance coverage, furnish to Landlord certificates evidencing such coverage, which certificates shall state that such insurance coverage may not be changed or canceled without at least thirty (30) days prior written notice to Landlord and Tenant and shall name Landlord, its partners, mortgagees, management agent and such other parties as Landlord shall reasonably request as additional insureds. Any policies purchased by Tenant shall contain a clause pursuant to which the insurance carrier waives all rights of subrogation against Landlord with respect to losses payable under such policies.

11.4 Landlord agrees to keep in force and effect insurance on the Building (other than portions thereof which tenants are to insure under the terms of their leases) against fire, vandalism, and malicious mischief, sprinkler leakage and such other risks as may be included in extended coverage insurance from time-to-time available in an amount not less than 100% of the full insurable replacement value of the Building or such lesser amount as is sufficient to prevent Landlord from becoming a co-insurer under the terms of any applicable policies. Any policies purchased pursuant to said program shall contain a replacement cost endorsement and a clause pursuant to which the insurance carriers waive all rights of subrogation against Tenant with respect to losses payable under such policies.

11.5 Tenant shall comply with all applicable laws and ordinances, all orders and decrees of court and all requirements of other governmental or quasi-governmental authorities, and shall not, directly or indirectly, make any use of the Premises which may thereby be prohibited or be dangerous to person or property or which may jeopardize any insurance coverage or may increase the cost of insurance or require additional insurance coverage. If by reason of the failure of Tenant to comply with the provisions of this Subparagraph 11.5, any insurance coverage is jeopardized or insurance premiums are increased, and Tenant shall not cease the non-complying activity within 48 hours or promptly agree to pay any increased insurance premiums by reason thereof, as Landlord shall decide, Landlord shall have the option either to terminate this Lease or to require Tenant to make immediate payment of the increased insurance premium.

12.   FIRE OR CASUALTY.

12.1 If the Premises or any common areas of the Building necessary to the enjoyment and occupancy of the Premises or serving the Premises or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, restore the Premises and such common areas. Such restoration shall be to substantially the same condition of the Premises and common areas prior to the casualty, except for modifications required by zoning and building codes and other laws, or by the holder of a mortgage on the Building, or any other modifications to the common areas deemed desirable by Landlord (provided, with respect to all or any of the foregoing parties' requirements, to the extent practical, essential common facilities shall not be materially impaired, access to the Premises and any common restrooms serving the Premises is not materially impaired and the character of the Building as a first-class office building is not materially altered), and except that Landlord shall not be required to repair or replace any of Tenant's furniture, furnishing, fixtures or equipment. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof, except that Landlord shall allow a proportionate abatement of Rent during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof; provided, if the Premises or any other portion of the Building is damaged by fire or other casualty caused in whole or in part by Tenant or any of Tenant's agents, contractors, employees, or visitors, Rent shall not be so abated.

12.2 Notwithstanding the foregoing to the contrary, Landlord may elect not to perform restoration work, and instead terminate this Lease by notifying the Tenant in writing of such termination within sixty (60) days after the date of damage (such notice to include a termination date giving Tenant one hundred twenty (120) days to vacate the Premises), but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause (whether or not the Premises are affected) such that: (a) repairs cannot be reasonably completed within one hundred twenty (120) days after being commenced without the payment of overtime or other premiums, (b) the holder of any mortgage on the Building or ground lessor with respect to the Land shall require that the insurance proceeds or any substantial portion thereof be used to retire the mortgage debt (or shall terminate the ground lease, as the case may be), or (c) the damage is not substantially covered by Landlord's insurance policies, provided Landlord shall not have been in default of maintaining its fire insurance policies, as set forth in Paragraph
11.4 above. Tenant hereby waives any rights it may have under any applicable law to terminate the Lease by reason of damage to the Premises or the Building. In the event that repairs or restoration for the Premises are undertaken by Landlord and such repairs or restoration for the Premises are not substantially complete within one hundred eighty (180) days after commencement of same, Tenant shall have the right (subject to the following provisions of this Paragraph) within thirty (30) days following the expiration of said 180-day period to terminate this Lease as to the portions of the Premises so affected by giving written notice of same to Landlord; it being understood, however, that Landlord shall have the right to substantially complete the Premises within thirty (30) days after Landlord's receipt of Tenant's said notice, and if the Premises are so substantially completed, this Lease shall continue in full force and effect and Tenant's said right to terminate shall be nullified. Landlord agrees to use reasonable efforts to obtain all insurance proceeds and thereafter to commence the performance of such repairs and restoration, both as soon as reasonably practical.

13.   WAIVER OF CLAIMS - INDEMNIFICATION.

      To the extent not prohibited by law, and except for damage caused by the gross negligence or wilful acts of Landlord, its agents, contractors or employees, Landlord, its partners and their respective officers, agents, servants and employees shall not be liable for any damage either to person or property or resulting from the loss of use thereof sustained by Tenant or by other persons claiming through Tenant due to Building or any part thereof or any appurtenances thereof becoming out of repair, or due to the happening of any accident or event in or about the Building, or due to any act or neglect of any tenant or occupant of the Building, including the Premises or of any other person. This provision shall apply particularly, but not exclusively, to damage caused by gas, electricity, snow, frost, steam, sewage, sewer gas or odors, fire, water or by the bursting or leaking of pipes, faucets, sprinklers, plumbing fixtures and windows, and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind.
Tenant further agrees that all personal property upon the Premises, or upon loading docks, receiving and holding areas, or freight elevators of the Building, shall be at the risk of Tenant only, and that Landlord shall not be liable for any loss or damage thereto or theft thereof. Without limitation of any other provisions thereof, Tenant agrees to defend, protect, indemnify and save harmless Landlord from and against all liability to third parties (including but not limited to the officers, agents, contractors and business associates of Tenant) arising out of Tenant's use and occupancy of the Premises or the acts or omissions of Tenant (whether or not such acts or omissions constitute a violation of applicable law or of this Lease) and its servants, agents, employees, contractors, suppliers, workers and invitees.

14.   NONWAIVER.

      No waiver of any provision of this Lease shall be implied by any failure of Landlord or Tenant to enforce any remedy on account of the violation of such provision, even if such violation be continued or repeated subsequently, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of moneys by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Term or of Tenant's right of possession hereunder or after the giving of notice shall reinstate, continue or extend the Term or affect any notice given Tenant prior to the receipt of such moneys, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

15.   CONDEMNATION.

      If the whole or any substantial part of the Premises or Building shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises or Building, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation (any of the foregoing events is hereafter called an "Eminent Domain Event"), Landlord shall have the option to terminate this Lease upon ninety (90) days notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. If more than ten percent (10%) of the rentable area of the Premises is taken, or if access to the Premises is substantially impaired, or if the Building can no longer be operated as a first class office building, Tenant shall have the option to terminate this Lease upon ninety (90) days notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Term, and for moving expenses (so long as such claim does not diminish the award available to Landlord, its ground lessor with respect to the Land or its mortgagee, and such claim is payable separately to Tenant). All Rent shall be apportioned as of the date of such termination, or the date possession of the Premises or Building, or portions thereof, is taken by the condemning authority, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Notwithstanding anything contained hereinabove to the contrary, if an Eminent Domain Event occurs to less than a substantial part of the Premises or Building, Landlord may terminate this Lease if the amount of the award resulting from such Eminent Domain Event shall not be sufficient to reconstruct the part or parts of the Building or Premises so affected to its original character, and if in Landlord's judgment it is no longer practical or economically feasible to operate the Building as a first-class office building in the manner and with the number of tenancies as originally conceived.

16.   ASSIGNMENT AND SUBLETTING.

16.1 Tenant shall not, without the prior written consent of Landlord as set forth below (i) assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, (ii) permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, (iii) sublet the Premises or any part thereof, or (iv) permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought or be made is hereinafter sometimes referred to as a "Transferee"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice shall include: (a) the proposed effective date (which shall not be less than forty-five [45] days nor more than one hundred eighty [180] days after the Tenant's notice), (b) the portion of the Premises to be Transferred (herein called the "Subject Space"), (c) all of the terms of the proposed Transfer and the consideration therefor, the name and address of the proposed Transferee, and a copy of all documentation pertaining to the proposed Transfer, and (d) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information to enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and other such information as Landlord may reasonably require. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void, and of no effect, and any acceptance of rent by Landlord from any purported Transferee shall not be deemed a consent to a Transfer or a waiver of any of Landlord's rights or remedies hereunder. Whether or not Landlord shall grant consent, Tenant shall pay $500.00 towards Landlord's review and processing expenses, as well as any reasonable legal fees incurred by Landlord, within thirty (30) days after written request by Landlord.

16.2 Landlord will not unreasonably withhold or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in Tenant's notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following applies (without limitation as to other reasonable grounds for withholding consent): (i) the Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building, or would be a significantly less prestigious occupant of the Building than Tenant,
(ii) the Transferee intends to use the Subject Space for purposes which are not permitted under this Lease, (iii) the Transfer will result in more than a reasonable and safe number of occupants per floor with the Subject Space, or will result in insufficient parking for the Building, (iv) the Subject Space is not regular in shape with appropriate means of ingress and egress suitable for normal renting purposes, (v) the Transferee is either a government (or agency or instrumentality thereof) or an occupant of the Building, (vi) the Transfer will involve any transaction other than an assignment of the Lease for the entire Premises and the remaining Term, or other than a sublease of all or a portion of the Premises for a term of at least one year, or such lesser time as remain in the Term, (vii) the proposed Transferee is not solvent or does not in Landlord's reasonable judgment have an adequate net worth, (viii) Tenant has committed a default under this Lease not cured at the time Tenant requests consent to the proposed transfer, or (ix) the proposed Transfer would cause Landlord to be in violation of any other leases or agreements to which Landlord is a party, or would give any occupant of the Building a right to cancel its lease.

16.3 If Landlord consents to a Transfer, and as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay Landlord ninety percent (90%) of any Transfer Premium received by Tenant from such Transfer. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent payable by Tenant under this Lease (on a monthly basis during the Term, and prorated on a per rentable square foot basis, if less than all of the Premises is transferred), after amortizing in equal monthly installments of the period of the Transfer the reasonable expenses incurred by Tenant for any changes, alterations and improvement to the Premises and any brokerage commissions in connection with the Transfer. If part of the consideration for such Transfer shall be payable other than in cash, Landlord's share of such non-cash consideration shall be in the form as is reasonably satisfactory to Landlord. Such percentage of the Transfer Premium shall be paid promptly by Tenant upon Tenant's receipt from time to time of periodic payments from such Transferee or such other time as Tenant shall realize a Transfer Premium from such Transferee. In lieu of accepting such percentage of the Transfer Premium, Landlord may elect in writing within ninety (90) days after Tenant's notice, to increase the monthly Base Rent hereunder during the Term of the Transfer by an amount equal to Landlord's share of such Transfer Premium.

16.4 Notwithstanding anything to the contrary in this Paragraph 16, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice of any proposed Transfer, to recapture the Subject Space. Such recapture notice shall cancel and terminate the Lease with respect to the Subject Space as of the date stated in Tenant's notice as the effective date of the proposed Transfer, unless Tenant shall, within five (5) business days after receipt of notice from Landlord of Landlord's intent to recapture, deliver to Landlord a notice in which Tenant shall nullify its request for Landlord to consent to any Transfer. If this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same.

16.5  Notwithstanding anything to the contrary set forth in Sub-paragraphs
16.1 and 16.4 above and only during the period from the Commencement Date to and including the Third (3rd) anniversary thereof, no consent shall be required from Landlord with respect to the subletting by Tenant of no more than ten thousand (10,000) rentable square feet of single-floor contiguous space at the Premises (the "Permitted Sublease"); provided that (a) Tenant shall not be in default under the terms, provisions and conditions of this Lease, (b) the proposed subtenant shall be either a professional or non-governmental institutional office user, and (c) at least twenty (20) days prior to the effective date of the proposed subletting Landlord shall have received the names and addresses of the proposed subtenant and its key principals, a diagram showing the location within the Premises of the proposed sublet space, a description of the proposed use of the sublet space, and such other information or documentation (including, without limitation, a photocopy of the proposed sublease) Landlord may reasonably require regarding the proposed subtenant and proposed sublease transaction. No Transfer Premium shall be due Landlord which results from the Permitted Sublease.

16.6 If Landlord consents to a Transfer: (a) the terms and conditions of this Lease, including among other things, Tenant's liability for the Subject Space, shall in no way be deemed to have been waived or modified, (b) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (c) no Transferee shall succeed to any rights provided in this Lease or any amendment hereto to extend the Term of this Lease, expand the Premises, or lease additional space, any such rights being deemed personal to Tenant, (d) as a condition thereto Tenant shall first deliver to Landlord an original executed copy of all documentation pertaining to the Transfer, including but not limited to an assumption agreement by the Transferee, in form reasonably acceptable to Landlord, and (e) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer. Landlord or its authorized representatives shall have the right at all reasonable times and, except for an emergency, upon prior advance notice which may be telephonic, to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall within thirty (30) days after demand pay the deficiency, and Landlord's costs of such audit, and if understated by more than five percent (5%), Landlord shall have the right to cancel this Lease upon thirty (30) days notice. Any sublease hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease, Landlord shall have the right to
(i) treat such sublease as canceled and repossess the Subject Space by any lawful means, or (ii) require that such subtenant attorn to and recognize Landlord as its landlord under such sublease.

16.7 For purposes of this Lease, the term "Transfer" shall also include (a) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of a majority of the partners, or transfer of a majority of partnership interests, within a twelve (12) month period, or the dissolution of the partnership, and (b) if Tenant is a closely held corporation (i.e. whose stock is not publicly held and not traded through an exchange or over the counter), the dissolution, merger, consolidation or other reorganization of Tenant, or within a twelve (12) month period: (i) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death) or (ii) the sale of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant.

16.8 Notwithstanding anything to the contrary contained in this Article and provided that Tenant shall not be in default under any of the terms, provisions, or conditions under this Lease, and provided further that Landlord shall have first received notice of the occurrence of any of the following (which notice shall specify the occupant in detail) Landlord agrees to consent to any Affiliate of Tenant (hereinafter defined) occupying all or any portion of the Premises. If such occupancy is pursuant to either a sublease agreement or an assignment of this Lease, the terms and provisions of Section 16.6 above shall control, except that such Affiliate shall be deemed to be a "named Tenant" hereunder. As used herein, the term "Affiliate" shall mean any corporation or other entity controlled by, under common control with, or controlling any of the entities comprising the named Tenant hereunder. The term "control" or similar term used above shall mean holding no less than fifty-one (51%) percent of the voting control and interest of the applicable entity, sufficient to direct management policy.

17.   SURRENDER OF POSSESSION.

      Upon expiration of the Term or upon the termination of Tenant's right of possession, whether by lapse of time or otherwise, Tenant shall forthwith surrender the Premises to Landlord in good order, repair and condition, ordinary wear excepted, and shall, if Landlord so requires, restore the Premises to the condition existing at the beginning of the Term, ordinary wear and tear excepted and improvements consented to by Landlord excepted. Unless hereafter agreed to by Landlord in writing, any interest of Tenant in the alterations, improvements and additions to the Premises made or paid for by Landlord or Tenant shall, without compensation to Tenant, become Landlord's property at the termination of this Lease by lapse of time or otherwise and such alterations, improvements or additions shall be relinquished to Landlord in good condition, ordinary wear excepted. Upon the termination of the Term or of Tenant's right of possession, Tenant shall remove office furniture, trade fixtures, office equipment and all other items of Tenant's property on the Premises. Tenant shall pay Landlord upon demand the cost of repairing any damage to the Premises and to the Building caused by such removal. If Tenant shall fail or refuse to remove any such property from the Premises, Tenant shall be conclusively presumed to have abandoned the same, and title thereto shall thereupon pass to Landlord without any cost either by set-off, credit, allowance or otherwise, and Landlord may at its option accept the title to such property or at Tenant's expense may (i) remove the same or any part thereof in any manner Landlord shall choose, (ii) repair any damage to the Premises caused by such removal, and (iii) store, destroy or otherwise dispose of the same without incurring liability to Tenant or any other person.

18.   HOLDING OVER.

      In addition to performing all of Tenant's other obligations hereunder, Tenant shall pay to Landlord an amount as Rent equal to the greater of (i) the market rental rate or (ii) two hundred percent (200%) if one-twelfth the Base Rent and one hundred percent (100%) of one-twelfth the Additional Rent paid by Tenant during the previous Calendar Year herein provided during each month or portion thereof for which Tenant shall retain possession of the Premises or any part thereof after the termination of the Term or of Tenant's right of possession, whether by lapse of time or otherwise, and also shall pay all damages sustained by Landlord, whether direct or consequential, on account thereof. At the option of Landlord, expressed in a written notice to Tenant and not otherwise, such holding over shall constitute a renewal of this Lease for a period of one year at such Base Rent and Additional Rent as would be applicable for such year. The provisions of this Paragraph 18 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.

19.   ESTOPPEL CERTIFICATE.

      Tenant agrees that, from time to time upon not less than fifteen (15) days prior request by Landlord, the Tenant, or Tenant's duly authorized representative having knowledge of the following facts, will deliver to Landlord a certificate in writing certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease as modified is in full force and effect); (ii) the dates to which Rent and other charges have been paid; (iii) that the Landlord is not in default under any provision of this Lease, or if in default, the nature thereof in detail and (iv) such further matters as may reasonably be requested, it being intended that any such statement may be relied upon by any mortgagees or prospective mortgagees of the Land or Building, or any prospective assignee of any mortgage thereof or any prospective or actual purchaser of the Land or Building or an interest therein. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes, and in the event Tenant fails to do so within fifteen (15) days after demand in writing, Tenant shall be considered in default under this Lease.

20.   SUBORDINATION.

20.1 This Lease is subject and subordinate to all present and future ground or underlying leases of the Land and to the lien of any mortgages or trust deeds, now or hereafter in force against the Land and Building, or either, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases require in writing that this Lease shall be superior thereto. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage, to attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale if so requested to do so by such purchaser, and to recognize such purchaser as the lessor under this Lease. Tenant shall at Landlord's request execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases.

20.2 Landlord agrees to use reasonable and diligent efforts to obtain from any mortgagee or ground lessor a "Non-Disturbance Agreement". A Non-Disturbance Agreement shall mean an agreement in which Tenant agrees to attorn to and recognize, as Landlord, the purchaser at a foreclosure sale or the mortgagee or its nominee in the event the mortgagee or such nominee accepts the deed in lieu of foreclosure, or the ground or underlying lessor in the event of the termination of such underlying or ground lease in return for an agreement, by such mortgagee or ground or underlying lessor, as the case may be, in the form customarily used by Landlord's mortgagee or ground lessee agreeing that in the event of a foreclosure of such mortgage or the giving of a deed in lieu of foreclosure or termination of such ground or underlying lease, Tenant may remain in possession of the Premises pursuant to the terms of this Lease and retain all rights, options and privileges granted to Tenant hereunder so long as Tenant is not in default hereunder and continues to perform its obligations hereunder and further agreeing that the purchaser at a foreclosure sale or transferee in the case of a deed in lieu of foreclosure or ground or underlying lessor as the case may be, will assume all of the obligations of Landlord in such case; provided, however, that in no event shall any such party acting as Landlord hereunder have any personal liability hereunder or any liability whatsoever for the acts of Landlord prior to such transfer or any liability for any deposits made by Tenant hereunder unless such deposits have been transferred to such parties; provided, however, that such parties shall have the liability to perform all of Landlord's continuing obligations, if any, to be performed from and after the date of transfer. Such agreement may, among other things, require Tenant to notify the mortgagee of any default by Landlord and afford such mortgagee or ground lessor a reasonable opportunity to cure such default prior to any termination of this Lease by Tenant. Tenant agrees to accept any such mortgagee's or lessor's customary form of Non-Disturbance Agreement, and the delivery of such form to Tenant shall release Landlord from any further obligation hereunder to Tenant with respect to such mortgagee or lessor. Tenant, at its own expense, shall be solely responsible for all negotiations concerning any Non-Disturbance Agreement.

21.   CERTAIN RIGHTS RESERVED BY LANDLORD.

      Landlord shall have the following rights, each of which Landlord may exercise without notice to Tenant and without liability to Tenant for damage or injury to property, person or business on account of the exercise thereof, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises and shall not give rise to any claim for set-off or abatement of rent and any other claim:

21.1 To change the Building's name or street address; provided, however, that Landlord shall endeavor to keep the current street address (that is, 185 Asylum Street) as an alternative address for the Building, unless otherwise directed by law or requirement or recommendation of any applicable authority.

21.2 To install, affix and maintain any and all signs on the exterior and on the interior of the Building.

21.3 To decorate or make repairs, alterations, additions, or improvements, whether structural or otherwise (including alterations in the configuration of the common areas), in and about the Building, or any part thereof, provided that the character of the Building as a first-class office building is not materially and adversely affected as a result of the foregoing, and for such purposes to enter the Premises, and during the continuance of any said work, to temporarily close doors, entryways, public space and corridors in the Building and to interrupt or temporarily suspend services or use of facilities, all without affecting any of Tenant's obligations hereunder, so long as the Premises are reasonably accessible and usable.

21.4 To furnish door keys or other entry devices for the entry door(s) in the Premises at commencement of the Term and to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises. Tenant agrees to purchase only from Landlord or Landlord's designee additional duplicate keys as required, to change no locks, and to affix no locks on doors without the prior written consent of Landlord.
Notwithstanding the provisions for Landlord's access to the Premises, Tenant relieves and releases Landlord of all responsibility arising out of theft, robbery, pilferage, and personal assault, except for the wilful acts or negligence of Landlord, its agents, employees and contractors. Upon the expiration of the Term or of Lessee's right to possession, Tenant shall return all keys to Landlord and shall disclose to Landlord the combination of any safes, cabinets or vaults left in the Premises.

21.5  To designate and approve all window coverings used in the Building.

21.6 To approve the weight, size and location of safes, vaults and other heavy equipment and articles in and about the Premises and the Building so as not to exceed the live load per square foot designated by the structural engineers for the Building, and to require all such items and furniture and similar items to be moved into or out of the Building and Premises only at such times and in such manner as Landlord shall direct in writing. Tenant shall not install or operate machinery or any mechanical devises of a nature not directly related to Tenant's ordinary use of the Premises without the prior written consent of Landlord. Tenant's movement of property into or out of the Building or Premises and within the Building are entirely at the risk and responsibility of the Tenant, and Landlord reserves the right to require permits before allowing any property to be moved into or out of the Building or Premises.

21.7 To establish controls for the purpose of regulating all property and packages, both personal and otherwise, to be moved into or out of the Building and Premises and all persons using the Building after normal office hours.

21.8 To regulate delivery and service of supplies in order to insure the cleanliness and security of the Premises and to avoid congestion of the loading docks, receiving areas and freight elevators.

21.9 To show the Premises to prospective tenants at reasonable hours and, except for emergencies, upon prior reasonable notice which may be telephonic, during the last twelve months of the Term and, if vacated or abandoned, to show the Premises at any time and to prepare the Premises for re-occupancy.

21.10 To erect, use and maintain pipes, ducts, wiring, and conduits, and appurtenances thereto, in and through the Premises at reasonable locations.

21.11 To enter the Premises at any reasonable time and, except for emergencies, upon prior reasonable notice which may be telephonic, to inspect the Premises.

21.12 To grant any person or to reserve unto itself the exclusive right to conduct business or render any service in the Building. If Landlord elects to make available to tenants in the Building any services or supplies, or arranges a master contract therefor, Tenant agrees to obtain its requirements, if any therefore from Landlord or any such contract, provided that the changes therefor are reasonable. Landlord agrees to place in the vicinity of each of the two entrances at the Building, an electronic directory which shall set forth Tenant's name.

22.   RULES AND REGULATIONS.

      Tenant shall, and shall cause all of its subtenants and occupants, its and their agents, employees, invitees and licensees to observe faithfully and comply strictly with the following rules and regulations, as they may be supplemented and revised by Landlord from time to time, and such other rules and regulations promulgated from time to time by Landlord, as in the Landlord's judgment may be desirable for the safety, care and cleanliness of the Building and the Premises, or for the preservation of good order therein. Landlord shall not be liable to Tenant for violation of such rules and regulations by, or for

Landlord's failure to enforce the same against, any other tenant, its subtenants and occupants and its and their agents, employees, invitees or licensees, nor shall any such violation or failure constitute, or be treated as contributing to, an eviction, actual or constructive, or affect Tenant's covenants and obligations hereunder, or allow Tenant to reduce, abate or offset the payment of Rent or other sum under this Lease.

22.1 Any sign, lettering, picture, notice, or advertisement installed within the Tenant's Premises which is visible to the public from within the Building shall be installed at Tenant's cost and in such manner, character and style as Landlord may approve in writing. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or in any position so as to be visible from outside the Building.

22.2 Tenant shall not use the name of the Building or use pictures or illustrations of the Building in advertising or other publicity, without prior written consent of Landlord.

22.3 Tenant, its subtenants and its and their agents, employees, customers, invitees, licensees, and guests shall not obstruct sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators, and stairways in and about the Building. Each of said parties shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition, and move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all such items and waste (other than waste customarily removed by Building employees) that are at any time being taken from the Premises directly to the areas designated for disposal. Landlord shall in all cases retain the right to control and prevent access to all courts, passageways, entrances, exits, loading or shipping areas, elevators, stairways, corridors, halls and roofs by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety or security of the Building or its occupants. None of said parties shall enter into areas reserved for the exclusive use of Landlord or its agents, employees, licensees, or invitees.

22.4 Tenant shall not make noises, cause disturbances, create vibrations, odors or noxious fumes or use or operate any electrical or electronic devices or other devices that emit sound waves or are dangerous to other tenants and occupants of the Building or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, and shall not place or install any projections, antennae, aerials, or similar devices inside or outside of the Premises.

22.5 Tenant shall not make any room-to-room canvass to solicit business from other tenants in the Building, and shall not exhibit, sell or offer to sell, use, rent or exchange any item or services in or from the Premises unless ordinarily embraced within the Tenant's use of the Premises as specified in its lease.

22.6 Tenant shall not waste electricity or water and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning and shall refrain from attempting to adjust any controls. Tenant shall keep public corridor doors closed.

22.7 Bicycles shall not be permitted in the Building in other than Landlord-designated locations.

22.8 Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured.

22.9 Peddlers, solicitors and beggars shall be reported to the office of the Building or as Landlord otherwise requests.

22.10 Tenant shall neither install nor operate machinery or any mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises without the written permission of the Landlord.

22.11 No person or contractor not employed by Landlord shall be used to perform window washing, cleaning, decorating, repair or other work in the Premises, except as otherwise provided in this Lease.

22.12 Unless Landlord so consents, Tenant shall not, and Tenant shall not permit or suffer anyone to:

                  (i) Place vending or dispensing machines of any kind in or about the Premises except for soda and candy vending machines for use by its employees; or

                  (ii) Cook in the Premises (except that Tenant may install at the Premises a small "kitchenette", without oven or other cooking facility other than a microwave oven, Dwyer type of unit, and a coffee maker); or

                  (iii) At any time sell, purchase or give away, or permit
                        the sale, purchase or gift of, food in any form, except as an incidental use to its stock brokerage practice, to its own employees, guests, and clients at the Premises and then only for client receptions, seminars and similar functions (collectively, "Functions") or to provide daily meals.

22.13 Tenant shall not:

                  (i) Use the Premises for lodging or for any immoral or illegal purposes.

                  (ii) Use the Premises to engage in the manufacture or sale of, or (except if incidental to a Function) permit the use of, any spirituous, fermented, intoxicating or alcoholic beverages on the Premises.

                  (iii) Use the Premises to engage in the manufacture or sale of, or permit the use of, any illegal drugs on the Premises.

22.14 In no event shall any person bring into the Building inflammables such an gasoline, kerosene, naphtha and benzene, or explosives or firearms or any other article of intrinsically dangerous nature. If by reason of the failure of Tenant to comply with the provision of this paragraph, any insurance premium payable by Landlord for all or any part of the Building shall at any time be increased above normal insurance premiums for insurance not covering the items aforesaid, Landlord shall have the option to terminate the Lease if Tenant shall not make immediate payment for the whole of the increased insurance premium or immediately cease such activity, as Landlord shall direct.

22.15 Tenant shall cooperate and participate in all security programs affecting the Building.

22.16 Tenant shall cause all floors within the Premises to be carpeted; provided that areas such as kitchens, utility closets, entrances, photocopying areas and other similar areas may contain another type of floor covering if Tenant first obtains written approval from Landlord.

22.17 Tenant shall not drill, or permit to be drilled, any holes in any window frames (mullions) located within the Premises.

22.18 Furniture, freight and other large or heavy articles may be brought into the Building only at times and in the manner (including use of freight elevators and the loading area) designated by Landlord, and always at Tenant's sole responsibility. Landlord may direct and control the location of safes and all other heavy articles and, if considered necessary by Landlord, require supplementary supports at the expense of Tenant of such material and dimensions as Landlord may deem necessary to property distribute the weight. Any damage done to the Building by moving or maintaining such furniture, freight, safes or any other articles shall be repaired at the expense of Tenant.

      All furniture, equipment, cartons and similar articles desired to be removed from the Premises or the Building shall be listed in writing by Tenant with Landlord and a removal permit therefor shall first be obtained from Landlord.

      Landlord shall have the right from time to time to prescribe additional rules and regulations which, in its judgement, may be desirable for the use, entry, operation and management of the Premises and Building, each of which rules and regulations and any amendments thereto shall become a part of this Lease without further action of the parties. Tenant shall comply with all such rules and regulations; provided, however that such rules and regulations shall not substantially diminish any right or privilege herein expressly granted Tenant.

23.   LANDLORD'S REMEDIES.

      If default shall be made in the payment of the Rent or any installment thereof or in the payment of any other sum required to be paid by Tenant under this Lease or under the terms of any other agreement between Landlord and Tenant and such default shall continue for five (5) days after written notice to Tenant, or if default shall be made in the observance or performance of any of the other covenants or conditions in this Lease which Tenant is required to observe and perform and such default shall continue for ten (10) days after written notice to Tenant (provided, however, if such default is non-monetary and not reasonably susceptible of cure by Tenant within 10 days, Tenant shall not be deemed to be in default hereunder if Tenant shall commence such cure within said 10 day period and thereafter diligently and expeditiously prosecute such cure to completion on or before the 60th day following the initial notification of default by Landlord, or if a default involves a hazardous condition and is not cured by Tenant immediately upon written notice to Tenant, or if the interest of Tenant in this Lease shall be levied on under execution or other legal process, or if any voluntary petition in bankruptcy or for corporate re-organization or any similar relief shall be filed by Tenant, or if any involuntary petition in bankruptcy shall be filed against Tenant under any federal or state bankruptcy or insolvency act and shall not have been dismissed within forty-five (45) days from the filing thereof, or if a receiver shall be appointed for Tenant or any of the property of Tenant by any court and such receiver shall not have been dismissed within thirty
(30) days from the date of his appointment, or if Tenant shall make an assignment for the benefit of creditors, or if Tenant shall admit in writing Tenant's inability to meet Tenant's debts as they mature, or if Tenant shall cease to occupy the Premises for a period of seven (7) days during the Term, then Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this Lease, and thereupon at its option may, without notice or any demand of any kind to Tenant or any other person, have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity or elsewhere herein:

                  (i) Landlord may terminate this Lease and the Term created hereby by giving Tenant written notice of Landlord's election to do so and the effective date thereof, in which event Landlord may forthwith repossess the Premises and may be entitled to recover forthwith, in addition to any other sums or damages for which Tenant may be liable to Landlord, as liquidated damages a sum of money equal to the excess of the value of the Rent provided to be paid by Tenant for the balance of the Term over the fair market rental value of the Premises, after deduction of all anticipated expenses of reletting, for said period. Should the fair market rental value of the Premises, after deduction of all anticipated expenses of reletting, for the balance of the Term exceed the value of the Rent provided to be paid by Tenant for the balance of the Term, Landlord shall have no obligation to pay to Tenant the excess or any part thereof or to credit such excess or any part thereof against any other sums or damages for which Tenant may be liable to Landlord.

                  (ii) Landlord may terminate the right of Tenant to possession of the Premises without terminating this Lease by giving written notice to Tenant that Tenant's right to possession shall end upon the date stated in such notice, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice. If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, such termination of possession shall not release Tenant, in whole or in part, from Tenant's obligation to pay the Rent hereunder for the full Term, or the present value of the Rent (at the then current rates therefor) for the period from the date stated in the notice terminating possession to the Terminating Date (such present value to be computed on the basis of a per annum discount rate equal to 200 basis points above the effective annual yield on U.S. Treasury obligations maturing closest to the Termination Date calculated on the date specified in said notice) shall, at the option of Landlord, be immediately due and payable by Tenant to Landlord together with other monies due hereunder, and Landlord shall have the right of immediate recovery of all such amounts. In the alternative, Landlord shall have the right from time to time to recover from Tenant, and Tenant shall remain liable for all Rent not theretofore accelerated and paid pursuant to the foregoing sentence and any other sums thereafter accruing as they become due under this Lease during the period from the date of such notice of termination of possession to the Termination Date. In any such case, Landlord may (but shall be under no obligation to, except as required by law) relet the Premises or any part thereof for the account of Tenant, for such rent, from time to time (which may be for a term extending beyond the Term of this Lease) and upon such terms as Landlord in Landlord's sole discretion shall determine, and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant relative to such reletting. Also, in any such case, Landlord may change the locks or other entry devices of the Premises and make repairs, alterations and additions in or to the Premises and redecorate same to the extent deemed by Landlord necessary or desirable, and Tenant shall upon written demand pay the cost thereof together with Landlord's expenses of reletting, including without limitation, brokerage commissions payable to Landlord's agent or to others. Landlord may collect the rents from any such reletting and apply the same first to the payment of expenses of reentry, redecoration, repair and alterations and the expenses of reletting and second to the payment of Rent therein provided to be paid by Tenant, and any excess or residue shall operate only as an offsetting credit against the amount of Rent due and owing or paid as a result of acceleration or as the same thereafter becomes due and payable hereunder, but the use of such offsetting credit to reduce the amount of Rent due Landlord, if any, shall not be deemed to give Tenant any right, title or interest in or to such excess or residue shall belong to Landlord solely; provided that in no event shall Tenant be entitled to a credit on its indebtedness to Landlord in excess of either the aggregate sum due and owing or paid as a result of acceleration or which would have been paid by Tenant for the period for which the credit to Tenant is being determined, had no default occurred, as applicable. No such reentry, repossession, repairs, alterations, additions or reletting shall be construed as an eviction or ouster of Tenant or as an election on Landlord's part to terminate this Lease, unless a written notice of such intention is given to Tenant, or shall operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, and Landlord may, at any time and from time to time, sue and recover judgment for any deficiencies from time to time remaining after the application from time to time of the proceeds of any such reletting.

                  (iii) Landlord, without thereby waiving such default, may
                        perform the same for the account and at the expense of Tenant, without notice in a case of emergency or in case of correction of a dangerous or hazardous condition, and in any other case if such default continues after ten (10) days from the date of the giving by Landlord to Tenant of written notice of intention to do so. Bills for any expense incurred by Landlord in connection with any such performance by Landlord for the account of Tenant, and shall be due and payable in accordance with the terms of said bills, and if not paid when due, the amounts thereof shall immediately become due and payable as Additional Rent under this Lease.

24.   EXPENSES OF ENFORCEMENT.

      The Tenant shall pay upon demand all Landlord's reasonable costs, charges and expenses including the fees and out-of-pocket expenses of counsel, agents and others retained by Landlord incurred in enforcing the Tenant's obligations hereunder or incurred by the Landlord in any litigation, negotiation or transaction in which the Tenant causes the Landlord without the Landlord's fault to become involved and concerned.

25.   COVENANT OF QUIET ENJOYMENT.

      Landlord covenants that the Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all other terms, covenants, conditions, provisions and agreements herein contained on the part of the Tenant to be kept, observed and performed, shall, during the Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through the Landlord. The foregoing covenant is in lieu of any other covenant express or Implied.

26.   FINANCIAL REPORTS.

26.1 Upon Landlord's request, Tenant will at its own cost and expense deliver to Landlord with reasonable promptness, complete annual audited and certified (by a certified public accountant acceptable to Landlord) financial statements of Tenant and its business operation, prepared in accordance with generally acceptable accounting principles.

27.   REAL ESTATE BROKER.

      The Tenant represents that Tenant has dealt with (and only with) The Farley Company as broker in connection with this Lease, and insofar as the Tenant knows, no other broker negotiated this Lease or is entitled to any commission in connection therewith. Tenant agrees to indemnify, defend and hold Landlord and its beneficiaries, employees, agents, their officers and partners, harmless from and against any successful claims made by any broker or finder other than the broker named above for a commission or fee in connection with this Lease, provided that Landlord has not in fact retained such broker or finder.

28.   RIGHTS CUMULATIVE.

      All rights and remedies of Landlord under this Lease shall be cumulative and none shall exclude any other rights and remedies allowed by law.

29.   INTEREST.

      All payments becoming due under this Lease and remaining unpaid when due shall bear interest until paid at the rate of the greater of (i) fourteen percent (14%) per annum or (ii) four hundred basis points above the "prime" or "base" rate charged from time to time by The First National Bank of Chicago (but in no event at a rate which is more than the highest rate which is at the time unlawful in the State of Connecticut).

30.   TERMS.

      The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women as the case may require, shall in all cases to be assumed as though in each case fully expressed.

31.   BINDING EFFECT.

      Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of the Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Paragraph 16 hereof. The obligations and liabilities of each of the entities comprising Tenant hereunder shall be joint and several. As used herein, the term "named Tenant" shall mean, collectively, Conning & Co., Conning International and Conning Corporation.

32.   LEASE CONTAINS ALL TERMS.

      All of the representations and obligations of Landlord are contained herein, and no modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon the Landlord unless in writing signed by Landlord or by a duly authorized agent of the Landlord empowered by a written authority signed by Landlord.

33.   DELIVERY FOR EXAMINATION.

      Submission of the form of the Lease for examination shall not bind Landlord in any manner, and no Lease or obligation of the Landlord shall arise until this instrument is signed by both Landlord and Tenant and delivery is made to each.

34.   NO AIR RIGHTS.

      No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

35.   MODIFICATION OF LEASE.

      Should the first mortgagee to place a mortgage lien on the Building or part thereof, after the date of this Lease, require a modification or modifications of this Lease, which modification or modifications will not cause an increased Rent, cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder and will not materially increase the benefits of Landlord hereunder, then and in such event, Tenant agrees that this Lease shall be so modified and agrees to execute whatever documents are reasonably required therefor and deliver the same to Landlord within ten (10) days following the request therefor. Should any such prospective mortgagee or ground lessor require execution of a short form of lease for recording (containing, among other customary provisions, the names of the parties, a description of the Premises and the term of this Lease), Tenant agrees to execute such short form of Lease and deliver the same to Landlord within ten (10) days following the request therefor. In the event Tenant shall fail to execute any document under this paragraph within the time periods herein provided, Landlord shall have the right to terminate this Lease upon not less than 60 days' notice.

36.   PARKING.

      Landlord shall provide (a) five (5) reserved and five (5) general non-exclusive indoor parking spaces for the use of Tenant or its employees at the on-site building garage, and (b) twenty-five (25) general non-exclusive parking spaces at locations selected by Landlord in the existing municipal parking garage located on Church Street, Hartford, Connecticut and being adjacent to the existing Sheraton Hotel. Landlord and Tenant hereby agree that Landlord shall not be obliged to administer or police the use of any parking spaces and shall not be liable to Tenant in any manner for the unauthorized use by others of any parking spaces specifically reserved to Tenant or its employees.

      Tenant shall pay to Landlord, as Additional Rental, together with its installments of Base Rent, a charge for each such space equal to the then current rates being charged at the respective garages to the general public, as the same may hereafter increase from time to time. All parking rights granted hereunder shall be personal to the named Tenant only and may not be assigned, sublet or transferred in any manner whatsoever.

37.   TRANSFER OF LANDLORD'S INTEREST.

      Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Land and Building and in this Lease and Tenant agrees that in the event of any such transfer Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer. Such transferee shall have no liability under this Lease with regard to Landlord's obligations prior to such date of Transfer. The liability of any transferee of Landlord shall be limited to the interest of such transferee in the Land and Building and such transferee shall be without personal liability under this Lease, Tenant hereby expressly waiving and releasing said personal liability on behalf of itself and all persons claiming by, through or under Tenant. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

38.   LANDLORD'S TITLE.

      Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

39.   PROHIBITION AGAINST RECORDING.

      This Lease shall not be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election. However, at the request of either party, Landlord and Tenant shall execute and record a notice of lease in form mutually agreeable to each party.

40.   CAPTIONS.

      The captions of Paragraphs and subparagraphs arm for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Paragraphs or subparagraphs.

41.   COVENANTS AND CONDITIONS.

      All of the covenants of Tenant hereunder shall be deemed and construed to be "conditions" if Landlord so elects, as well as "covenants" as though the words specifically expressing or importing covenants and conditions were used in each separate instance.

42.   RELATIONSHIP OF PARTIES.

      Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant it being expressly understood and agreed that neither the method of computation of

Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

43.   APPLICATION OF PAYMENTS.

      Landlord shall have the right to apply payments received from Tenant pursuant to this Lease (regardless of Tenant's designation of such payments) to satisfy any obligations of Tenant hereunder, in such order and amounts, as Landlord in its sole discretion, may elect.

44.   TIME OF ESSENCE.

      Time is of the essence of this Lease and each of its provisions

45.   GOVERNING LAW.

      Interpretation of this Lease shall be governed by the Law of the state in which the Premises is located.

46.   PARTIAL INVALIDITY.

      If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease (or application of such term, provision or condition to persons or circumstances other than those in respect of which it is invalid or unenforceable) shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

47.   NOTICES.

      All notices to be given under this Lease shall be in writing and either hand delivered or deposited in the United States mail, certified or registered mail with return receipt requested, postage prepaid, addressed as follows:

      If to Landlord:
      JMB/Urban Development Co.
      185 Asylum Street
      Hartford, Connecticut 06103

      copy to:
      JMB/Urban Development Co.
      900 North Michigan Avenue
      Chicago, Illinois 60611
      Attn: Law Department
or to such other person or such other address designated by notice sent by Landlord to Tenant.

      If to Tenant:
      c/o Conning Corporation
      101 Pearl Street
      Hartford, Connecticut 06103
      Attn.; Fred M. Schpero, Vice President

      Copy to:
      Shipman & Goodwin
      799 Main Street
      Hartford, Connecticut
      Attn: Coleman H. Casey, Esq.

and after occupancy of the Premises by Tenant, at the Premises, or to such other address as is designated by Tenant in a notice to Landlord.

      Notice by mail shall be deemed to have been given two business days after mailing as aforesaid. Notice by hand delivery shall be deemed to have been given at the time of delivery.

      Notwithstanding anything to the contrary which may be contained in this Lease Agreement, any payments to be made under this Lease by Landlord to Tenant shall be deemed sufficiently and validly given if made by Landlord directly to and to the order of Conning Corporation with the same force and effect as if otherwise paid to all persons constituting the Tenant hereunder. Any notice required to be given by Tenant to Landlord under this Lease shall be deemed sufficient, valid and binding and given with the full authority of Tenant if delivered by Conning Corporation. Additionally, any notice required to be given by Landlord to Tenant hereunder shall be deemed sufficient, valid, and binding and given with the full authority of Landlord if delivered to Conning Corporation, at the address given above.

48.   NO WARRANTY.

      In executing and delivering this Lease, Tenant has not relied on any representation (including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis), warranty or any statement or Landlord which in not set forth herein or in one of more of the Exhibits attached hereto.

49.   LANDLORD EXCULPATION.

      It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, the liability of Landlord hereunder and any recourse by Tenant against Landlord shall be limited solely and exclusively to the interest of Landlord in and to the Land and Building, and neither Landlord, nor any of its constituent partners, shall have any personal liability therefor,

Tenant hereby expressly waiving and releasing said personal liability on behalf of itself and all persons claiming by, through or under Tenant.

50.   OPTIONS TO EXTEND.

      Provided Tenant shall not be in default under any of the terms, provisions or conditions of this Lease, Tenant is hereby granted two separate and successive options to extend the Term for two (2) additional periods of five (5) consecutive Lease Years each (each such period being referred to herein as an "Extension Period"), on the same terms and conditions in effect under the Lease immediately prior to the applicable Extension Period, except that the monthly Base Rent for each applicable Extension Period shall be increased to the "Prevailing Rental Rate". "Prevailing Rental Rate" means ninety-five (95%) percent of the average per square foot rental rate per month for all leases approximately as long as the applicable Extension Period, executed by tenants for similar uses for comparable space in the Building during the six (6) months immediately prior to the date upon which such Prevailing Rental Rate is to become effective, where such renewal rates were not set by the terms of such leases, subject to reasonable adjustments for comparable space on more desirable, or less desirable, floors or areas of the Property. If leases for no such comparable space have been renewed during such six (6) month period, the rental rates used for purposes of this provisions shall be adjusted to the amounts Landlord would reasonably have used had leases for such comparable space been renewed. The option to extend may be exercised only by giving Landlord irrevocable and unconditional written notice thereof no earlier than twenty-four (24) months and no later than eighteen (18) months prior to the commencement of the applicable Extension Period, and said exercise shall, at Landlord's election, be null and void if Tenant is in default under the Lease at the date of said notice or at any time thereafter and prior to commencement of the applicable Extension Period. In all cases, the Prevailing Rental Rate shall be determined without regard to any free rent periods, improvement allowances, take-over lease obligations, or other economic incentives.

      If Tenant disputes Landlord's determination of the Prevailing Rental Rate as unreasonable, within sixty (60) days after its receipt of such determination, Tenant must request that the Prevailing Rental Rate be determined by arbitration, under the Commercial Arbitration Rules of the American Arbitration Association then in effect. Such determination shall be final and binding upon the parties. In recognition that the Prevailing Rental Rate will not be determined until after the Commencement of the Extension Period, Tenant shall pay, during each applicable Extension Period until the Prevailing Rental Rate is determined, one hundred fifteen percent (115%) of the amount of Rent then in effect immediately prior thereto, (including Base Rent and all other charges). If the Prevailing Rental Rate is determined to be greater or lesser than such amount, Tenant shall pay Landlord, or Landlord shall pay Tenant, as the case may be, within thirty
(30) days after written request therefor, the difference between the amount required by such determination of the Prevailing Rental Rate, and the amount of Rent theretofore paid by Tenant for the applicable Extension Period. In no event shall the Prevailing Rental Rate be less than the Base Rent payable by Tenant under this Lease for the immediately preceding period.

      If Tenant shall fail to exercise either of the options herein provided, said option shall terminate, and shall be null and void and of no further force and effect. Tenant's exercise of any of said options shall not operate to cure any default by Tenant of any of the terms or provisions in the Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such default. If the Lease or Tenant's right to possession of the Premises shall terminate in any manner whatsoever before Tenant shall exercise any of the options herein provided, or if Tenant shall have subleased or assigned all or any portion of the Premises, then immediately upon such termination, sublease, or assignment, the said option herein granted to extend the Term, shall simultaneously terminate and become null and void. Such options are personal to the named Tenant. Under no circumstances whatsoever shall the assignee under a partial assignment of the Lease, or a subtenant under a sublease of the Premises, have the right to exercise the option to extend granted herein provided Tenant shall not be in default under any of the terms, provisions or conditions of this Lease. Time is of the essence of this provision.

      As used in this Article 50, the term "Lease Year" shall mean a period of twelve consecutive calendar months. The parties acknowledge that the first day of the first Extension Period, if the option for same is validly exercised, shall be April 1, 2005; provided the Commencement Date is April 1, 1990 (it being understood that, if the Commencement Date is subsequent to April 1, 1990, said first day shall be extended accordingly).

      Tenant shall have no further or additional options to extend this Lease, not heretofore expressly set forth.

51.   OPTION TO EXPAND

      Subject to the provisions of this Paragraph and provided Tenant shall not be in default under any of the terms, provisions or conditions of this Lease, Tenant shall have two separate expansion rights to lease, in each instance, eight thousand two hundred (8,200) square feet (+/- 20%) of rentable area on the seventh (7th) floor of the Building (the exact location and configuration in each instance to be determined by Landlord (respectively, the "First Expansion Space" and the "Second Expansion Space"), each in an "as is" condition, on the same terms and provisions then in effect under the Lease, except that the monthly Base Rent (as to such Expansion Space) shall be increased to reflect the Expansion Prevailing Rental Rate. Tenant's Pro Rata Share shall be increased to reflect the increased rentable area of the Premises resulting from the addition of the applicable Expansion Space. "Expansion Prevailing Rental Rate" means One Hundred (100%) percent of the average per square foot rental rate per month for all leases for comparable space and approximately the same number of months, executed by tenants during the six (6) months immediately prior to the date upon which such Expansion Prevailing Rental Rate is to become effective and payable under the terms of this Lease, where the rates for such expansions were not set in such leases, subject to reasonable adjustments for comparable space on more desirable, or less desirable floors or areas of the Building. If leases for no such comparable space has been leased during such six (6) month period, the rental rates used for purposes of this provision shall be adjusted to the amounts Landlord would reasonably have used had leases for such comparable space been entered. In all cases, such rates shall be determined without regard to any free rent periods, improvement allowances, take-over lease obligations, or other economic incentives. In any event, the Expansion Prevailing Rental Rate per square foot of rentable floor area for the First Expansion Space shall not be less than $28.00 per square foot of rentable floor area and the Expansion Prevailing Rental Rate per square foot of rentable floor area for the Second Expansion Space shall not be less than $32.50 per square foot of rentable floor area.

      Tenant shall notify Landlord in writing exercising Tenant's respective rights to lease the First Expansion Space on the terms described above no earlier than twenty-four (24) months and no later than fifteen (15) months prior to the Fifth (5th) anniversary of the Commencement Date, and the Second Expansion Space on the terms described above no earlier than twenty-four (24) months and no later than fifteen (15) months prior to the Tenth (10th) anniversary of the Commencement Date. If Tenant exercises the right to lease the First Expansion Space or Second Expansion Space, as the case may be, said lease shall continue for the duration of the Term of the Lease. After Tenant validly exercises the respective expansion rights provided herein, the parties shall execute an amendment to the Lease, adding the applicable Expansion Space, or a new lease for the applicable Expansion Space, or such other documentation as Landlord shall require, promptly after Landlord shall prepare the same, in order to confirm the leasing expansion rights contained herein shall be fully effective, whether or not such confirmatory documentation is executed. The commencement dates for the leasing of each such Expansion Date shall be approximately six (6) months before or after Fifth (5th) anniversary of the Commencement Date (as regards the First Expansion Space) and the Tenth (10th) anniversary of the Commencement Date (as regards the Second Expansion Space), as determined by Landlord.

      If Tenant disputes Landlord's determination of the Expansion Prevailing Rental Rate as unreasonable, within sixty (60) days after its receipt of such determination Tenant must request that the Expansion Prevailing Rental Rate be determined by arbitration, under the Commercial Arbitration Rules of the American Arbitration Association then in effect. In recognition that the Expansion Prevailing Rental Rate may not be determined until after the Commencement of the lease for the Expansion Space, Tenant shall pay, as Rent for the Expansion Space, until the Expansion Prevailing Rental Rate is determined, one hundred fifteen percent (115%) of the amount of Rent then in effect under the Lease on a per rentable square foot basis (including Base Rent and all other charges). If the Expansion Prevailing Rental Rate is determined to be greater or lesser than such amount, Tenant shall pay Landlord, or Landlord shall pay Tenant, as the case may be, within thirty
(30) days after written request therefor, the difference between the amount required by such determination of the Expansion Prevailing Rental Rate, and the amount theretofore paid by Tenant for the Expansion Space.

      The foregoing expansion right shall apply only with respect to the entire applicable Expansion Space and may not be exercised with respect to only a portion thereof. If Tenant shall fail to exercise such expansion right within the time period stated herein, such right shall be deemed to have lapsed and expired, and shall be of no further force or effect. Landlord may thereafter freely lease all or a portion of the applicable Expansion Space to any other party, at any time, on any terms, in Landlord's sole discretion.

      If Tenant shall exercise any of its expansion rights granted herein, Landlord does not guarantee that the Expansion Space will be available on the commencement date for the lease thereof if the then existing occupants of the Expansion Space shall hold-over or for any other reason beyond Landlord's reasonable control. In such event, rent with respect to the Expansion Space shall be abated until Landlord delivers the same to Tenant, as Tenant's sole recourse. Tenant's exercise of such expansion right shall not operate to cure any default by Tenant of any terms or provisions in the Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such default. If the Lease or Tenant's right to possession of the Premises shall terminate in any manner whatsoever before Tenant shall exercise the right herein provided, or if Tenant shall have subleased or assigned all or any portion of the Premises, then immediately upon termination, sublease or assignment, the right to lease the expansion space herein granted shall simultaneously terminate and become null and void. Such right to expand is personal to the named Tenant. Under no circumstances whatsoever shall the assignee under a partial assignment of the Lease, or a subtenant under a sublease of the Premises, have any right to exercise the expansion right granted herein. Tenant agrees that time is of the essence of this provision. Upon the addition of any Expansion Space, the L.C. held by Landlord pursuant to Article 53 hereof shall be increased by an amount which equals $10.62 per each square foot of Floor Area contained in the Expansion Space.

52.   CONSENTS.

      Landlord's consent under this Lease to any matter or thing may be arbitrarily withheld, unless expressly set forth herein to the contrary. In no event shall Tenant be entitled to make, nor shall Tenant make any claim, and Tenant hereby waives any claim for money damages, nor shall Tenant claim any money damages by way of set-off, counterclaim or defense, based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed any consent or approval it is required to give herein, but Tenant's sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment.

53.   INITIAL SECURITY DEPOSIT.

53.1  Upon the execution and delivery of this Lease, Tenant shall deposit with Landlord a clean transferable, irrevocable, unconditional letter of credit (the "$300,000 L.C.") in the amount of Three Hundred Thousand ($300,000) Dollars, and upon the Commencement Date, Tenant shall further deposit another clean transferable irrevocable letter of credit (the "$325,000 L.C.") in the amount of Three Hundred Twenty-Five Thousand ($325,000) Dollars, all as security for the full and faithful performance and observance by Tenant of Tenant's covenants and obligations under this Lease, including without limitation the payment of all Base Rent and Additional Rent. Each of the $300,000 L.C. and the $325,000 L.C. are hereafter referred to as the "L.C.". Each L.C. shall be issued by and drawn on a Connecticut bank reasonably satisfactory to Landlord, with offices in the City of Hartford, in a form satisfactory to Landlord. Each L.C. shall be for a minimum term of not lees than one (1) year and shall provide that it is automatically transferable without the consent of the issuing bank, at no charge to Landlord. Subject to the provisions of Section 53.6, Tenant shall
renew or replace each L.C. with an equivalent letter of credit on the First anniversary of the Commencement Date and upon each and every anniversary of the Commencement Date thereafter until the term of this Lease shall be terminated and Tenant delivers to Landlord possession of the Premises. Each renewal or replacement letter of credit shall be delivered to Landlord not less than thirty (30) days prior to the expiration of the then current letter of credit. Failure to deliver such renewal or replacement letter of credit on or before said date shall be deemed to constitute a material breach of this Lease and Landlord shall have the right, inter alia, to present all the
                                              ----------
then current letters of credit held by Landlord hereunder for payment.

53.2 If Tenant fails to perform any of its obligations hereunder within applicable grace periods, Landlord may use, apply or retain the whole or any part of each L.C. for the payment of (i) any Rent or other sums of money which Tenant may not have paid when due, (ii) any sum expended by Landlord on Tenant's behalf in accordance with the provisions of this Lease, and/or (iii) any sum which Landlord may expend or be required to expend by reason of Tenant's default or any loss or damage Landlord may incur as a result therefrom, including, without limitation, any damage or deficiency in or from the reletting of the Premises as provided in Paragraph 23. The use, application or retention of each L.C., or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law (it being intended that Landlord shall not first be required to proceed against any L.C.) and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. If any portion of any L.C. is drawn down, used, applied or retained by Landlord for the purposes set forth above, Tenant agrees, within ten days after the written demand therefor is made by Landlord, to deposit cash with the Landlord in an amount sufficient to restore the sums held by Landlord hereunder to the original amount of such L.C.

53.3 If Tenant shall fully and faithfully comply with all of the provisions in this Lease, each L.C., or any of the balance thereof, shall be returned to Tenant without interest after the expiration of the Term or upon any later date after which Tenant has vacated the Premises. In the absence of evidence satisfactory to Landlord of any permitted assignment of the right to receive each L.C., or of the remaining balance proceeds thereof, Landlord may return the same to the original Tenant, regardless of one or more assignments of Tenant's interest in this Lease or such L.C. In such event, upon the return of each L.C., or the remaining balance thereof to the original Tenant, Landlord shall be completely relieved of liability under this Paragraph 53 or otherwise with respect to such L.C.

53.4 Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Land and the Building and in this Lease and Tenant agrees that in the event of such transfer or mortgage, Landlord shall have the right to transfer or assign each L.C. or proceeds thereof to the transferee or mortgagee. Upon, and only upon, written acknowledgement of transferee's or mortgagee's receipt of such L.C. or proceeds thereof, Landlord shall thereby be released by Tenant from all liability or obligation for the return of such L.C. or proceeds thereof and Tenant shall look solely to such transferee or mortgagee for the return of each L.C. or proceeds thereof.

53.5 Each L.C. or proceeds thereof shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord.

53.6 Notwithstanding anything contained in this Article 53 to the contrary, Landlord agrees that the aggregate amount of all letters of credit to be held by Landlord hereunder shall be in the amounts set forth below as of the dates set forth below:

      Date                                                 L.C. Amount
      ----                                                 -----------
First anniversary of Commencement Date                      $500,000
Second anniversary of Commencement Date                      375,000
Third anniversary of Commencement Date                       350,000
to and including the end of the term hereof
(including renewal terms)

54.   OTHER PREMISES.

      Pursuant to a Sublease ("Sublease") dated May 23, 1985, the named Tenant is currently the subtenant of Urban Investment and Development Co. ("Urban") of certain demised premises ("Other Premises") at 101 Pearl Street, Hartford, Connecticut, which Other Premises are more particularly described in that certain lease ("Other Lease") dated September 29, 1970, made by 101 Pearl Associates, as landlord, to Murtha, Cullina, Richter and Pinney ("Murtha"), as tenant, which Other Lease was assigned from Murtha to Urban by Assignment of Lease dated April 19, 1985.

      Provided the named Tenant is still the Tenant hereunder, and provided further that Tenant shall not be in default under any of the terms, provisions or conditions of this Lease, (a) Landlord shall cause Urban to terminate the Sublease, as of the Commencement Date of this Lease, provided all rental and other obligations under the Sublease on the part of the subtenant thereunder have been fully paid and performed to such date; and (b) Landlord agrees to negotiate in good faith with the owner of 101 Pearl Street, Hartford, Connecticut ("Owner") for a termination of the Other Lease in consideration of a cash settlement by Owner to Landlord. Landlord makes no representations or warranties that a settlement of any nature may be obtained. If any settlement (cash or otherwise) is reached regarding the Other Lease, the same shall be disbursed in the following priority and in the following manner:

      A. First, any settlement obtained having a value of up to Three Hundred Thousand ($300,000) Dollars shall be divided between Landlord and Conning and Co. with Landlord receiving 75% of such amount and Tenant receiving 25% of such amount, if, as and when received;

      B. Thereafter, any value of such settlement in excess of Three Hundred Thousand ($300,000) Dollars but not to exceed Six Hundred Thousand ($600,000) Dollars, shall be divided between Landlord and Conning & Co., with Landlord receiving 25% of such amount and Tenant receiving 75% of such amount, if, as and when received;

      The right of the named Tenant hereunder to receive any portion of any settlement is personal to it and shall not be transferred, assigned or pledged by it to any person or entity.

      Notwithstanding anything to the contrary set forth above, to the extent that any such settlement (cash or otherwise) in disbursed to Aetna Life & Casualty in an amount not to exceed $75,000, Landlord and Tenant agree that neither shall have any rights to receive a share in such settlement.

55.   RIGHT OF FIRST OFFER.

      In addition to the rights of Tenant set forth in Article 51 hereof, if, at any time, and from time to time during the term of this Lease, Landlord desires to lease all or any part of the seventh floor of the Building, Landlord shall first offer to lease such portion of the seventh floor to the named Tenant if it is then the Tenant hereunder in occupancy of the Premises, for a specific rental and on specific terms and conditions. For a period of thirty (30) days following the named Tenant's receipt of Landlord's offer to lease the seventh floor or part thereof, as aforesaid, the named Tenant shall have the right to accept, by delivery to Landlord within said thirty (30) day period of a written instrument binding upon Tenant, Landlord's offer to so lease the seventh floor, or portion thereof, as aforesaid. After Landlord receives the written decision of the named Tenant not to accept Landlord's offer or after the expiration of said thirty (30) day period without Landlord's receipt of a written acceptance, whichever occurs earlier, Landlord shall have the right to lease such portions of the seventh floor to third parties. In the event the named Tenant shall accept said offer, said Tenant agrees to execute and deliver an amendment of this Lease or a new Lease incorporating the terms and conditions as accepted by Tenant, as aforesaid, in such form as Landlord shall require; it being agreed, however, that the rent commencement date for such space shall be as soon as reasonably possible (giving due consideration to the amount of tenant finish work reasonably required) but in no event later than 90 days following the date of Tenant's acceptance. Otherwise, Tenant agrees to execute and deliver to Landlord an instrument of confirmation in recordable form evidencing Tenant's waiver of its rights under this Article and rejection of Landlord's offer, as the case may be, at the request of Landlord. This Article shall not preclude preliminary discussions, whether oral or in writing, between Landlord and any prospective tenant(s) concerning terms and conditions for the leasing of all or any part of the seventh floor. The provisions of this paragraph shall expire upon the earlier to occur of an assignment of this Lease, or the expiration or sooner termination of this Lease. Upon the timely delivery of said instrument to Landlord, the seventh floor or portion thereof as offered by Landlord shall immediately become a part of the Premises, and the rental, terms and conditions set forth in said offer shall be deemed incorporated into this Lease.

56.   FORCE MAJEURE

      The obligations of Tenant and Landlord hereunder (except with respect to the obligations of Tenant to pay any and all Rent hereunder) may be deferred for so long as a Force Majeure Event is occurring. "Force Majeure Event" shall mean any delay resulting from strikes, riots, fire, acts of God, governmental intervention, shortages of labor or materials or other circumstances or occurrences which are not within the reasonable control of the performing party.

      IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

                                    LANDLORD:

                                    JMB/URBAN CITYPLACE LIMITED PARTNERSHIP

                                    BY:   JMB CITYPLACE CO., INC.

                                          By:   /s/ Thomas G. Omundson
                                                -------------------------------
                                                Thomas G. Omundson
                                                Its Vice President

                                    TENANT:

                                    CONNING & COMPANY

                                    By:   /s/ M. W. Slayton
                                          -------------------------------
                                          M. W. Slayton
                                          Its President

                                    CONNING CORPORATION

                                    By:   /s/ M. W. Slayton
                                          -------------------------------
                                          M. W. Slayton
                                          Its President


                                    CONNING INTERNATIONAL, INC.


                                    By:   /s/ M. W. Slayton
                                          -------------------------------
                                          M. W. Slayton
                                          Its President


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